Table of Contents

As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-274059

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 4

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANS AMERICAN AQUACULTURE, INC.

(Exact name of registrant as specified in its charter)

Colorado	0273	02-0685828
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

1022 Shadyside Lane

Dallas, TX 75223

(972) 358-6037

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Registered Agents Inc.

1942 Broadway Street

STE 314C

Boulder, CO 80302

(303) 578-5550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive

Draper, UT 84020

(801) 634-1984

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 9, 2024

533,695,874 Shares of Common Stock

This prospectus relates to the offer and resale of up to 533,695,874 shares of common stock, par value $0.000001 per share (the “Shares”) of Trans American Aquaculture, Inc., a Colorado corporation (the “Company”), that may be purchased by GHS Investments LLC, a Nevada limited liability company (“GHS”), pursuant to the Equity Financing Agreement dated January 20, 2023 between the Company and GHS (the “EFA”). GHS is also referred to herein as the “Selling Security Holder.” If issued presently, the additional 533,695,874 shares of common stock registered for resale by the Selling Security Holder under the EFA, all of which have yet to be issued, would represent 27.97% of our issued and outstanding shares of common stock as of February 9, 2024. Additionally, the additional 533,695,874 shares of our common stock registered for resale herein to be issued under the EFA, all of which have yet to be issued, would represent, after issuance, approximately 33% of the Company’s public float (all current free-trading shares not held by affiliates).

We will not receive any of the proceeds from the sales of the Shares by the Selling Security Holder.

The Selling Security Holder identified in this prospectus may offer the Shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Security Holder can offer all, some or none of the Shares, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. See “Plan of Distribution.”

For purposes of shares to be issued under the EFA, the Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our Common Stock is currently quoted on the OTC Markets under the symbol “GRPS.” On February 7, 2024 , the last reported sale price of our Common Stock on the OTC Markets was $0.0035.

We have issued shares of Series B, Series C, and Series D Preferred Stock which have different voting rights than the rights of the Shares, the resales of which are being registered.

The shares of Series B Preferred Stock have 1,000,000 votes per share. The holders of Preferred Stock vote together with the Common Stock in the same class.

The shares of Series C Preferred Stock vote, as a class, in an amount equal to 66% of the outstanding votes. The holders of Preferred Stock vote together with the Common Stock in the same class. In order to exercise voting power, a minimum of 51% of the then outstanding Series C Preferred Stock will be required to vote in the affirmative. However, 75% of the then outstanding Series C Preferred Stock will be required to vote in the affirmative for the following:

•	any merger or acquisition of a substantial asset or company;

•	any sale of all or substantially all of the assets of the Company; and

•	amendments to the Company’s Articles of Incorporation.

The Series D Preferred Stock will vote together with the Common Stock, on an as-converted basis subject to beneficial ownership limitations (4.99%). However, without the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, directly and/or indirectly:

•	alter or change adversely the powers, preferences, or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation for the Series D Preferred Stock;

•	authorize or create any class of stock ranking as to redemption or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series D Preferred Stock or authorize or create any class of stock ranking as to dividends senior to, or otherwise pari passu with the Series D Preferred Stock;

•	amend its Articles of Incorporation or other charger documents in any manner that adversely affects any rights of the holders of Series D Preferred Stock;

•	increase the number of authorized shares of Series D Preferred Stock; or

•	enter into any agreement with respect to any of the above.

Due to the voting rights of the issued and outstanding shares of Series B, Series C, and Series D Preferred Stock, the holders of these securities are entitled to a greater amount of votes than the Shares on any matter submitted to a vote of our shareholders. As a result, those holders may control all corporate actions requiring a shareholder vote, including the election of all directors, the amendment of our Articles of Incorporation and Bylaws and the approval of any extraordinary corporate transaction such as a merger or sale of all of our assets.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2024

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) and includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Security Holder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Security Holder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the Selling Security Holder, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Information contained in, and that can be accessed through, our web site, www.transamaqua.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts in particular are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all the information you should consider before investing in our Common Stock. You should read the entire prospectus before making an investment decision. Throughout this prospectus, the terms the “Company”, “GRP”, “we,” “us,” “our,” and “our company” refer to Trans American Aquaculture, Inc., a Colorado corporation and its wholly-owned subsidiary, Trans American Aquaculture, LLC, a Texas limited liability company.

Company Overview

Trans American Aquaculture, Inc. (“GRP” or the "Company"), through its wholly-owned subsidiary, Trans American Aquaculture, LLC, a Texas limited liability company (“TAA”), is an aquaculture company that specializes in the growth, development, and sale of sustainably raised farmed shrimp to the world-wide market.

Our Business

We provide extra-large farm-raised Pacific white shrimp, 100% free of antibiotics and hormones, to the U.S. domestic seafood market. Grown at our 1,800 acre farm located in Rio Hondo, Texas and the largest scale aquaculture farm in the U.S., our shrimp are meticulously raised in line with industry best practices according to the Best Aquaculture Practices (BAP) farm guidelines 1 using only authentic, sustainable practices. We believe our practices are “authentic” and “sustainable” due to the fact that we do not discharge our water into the local environment thus there is no ecological impact to the surrounding areas. We use only the top-quality ingredients in our feed to ensure our animals are getting a proper and healthy diet. We never use antibiotics or chemicals, and we have proper working and living conditions for our workers, which have been approved by Texas Parks and Wildlife.

Within our controlled facility, each harvest is responsibly raised and cultivated onsite with minimal ecological footprint, promising our customers a superior product developed from the highest standard of care.

We believe our products are superior due to the following:

•	Our feed ingredients are sourced 100% from products from the U.S., which are rigorously inspected and tested and must meet United States Department of Agriculture (“USDA”) standards. Foreign competitors are under the administrative oversight of their local governments.

•	We are transparent in our production process meaning we are willing and able to provide all ingredients, treatments, and processes utilized to cultivate our shrimp.

•	Our products are eco-friendly in that our farm does not discharge into the environment. Our system is 100% closed and has zero impact to the local ecosystem and mangroves.

•	Our products are safe in that they are 100% chemical and antibiotic free. Currently, only 2% of imported shrimp is tested for antibiotics and toxins. [2]

In addition to the quality of the products, what sets our shrimp apart from any other domestic shrimp is the clean, sweet taste to our shrimp. This is a byproduct of the natural environment along with our tried-and-true methods that provide a unique combination unlike anywhere else.

We have and will continue to utilize superior genetic linage broodstock for cultivation of own post larvae in our onsite maturation and hatchery. These facilities allow us to continually develop animals with increasing growth rates, lower mortality, and stronger disease resistance.

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1 https://www.bapcertification.org/Downloadables/pdf/BAP%20-%20BAP%20Farm%20Standard%20-%20Issue%203.1%20-%2007-February-2023.pdf

2 https://civileats.com/2023/06/20/cheap-imports-leave-us-shrimpers-struggling-to-

compete/#:~:text=The%20U.S.%20Food%20and%20Drug,before%20entering%20the%20U.S.%20market

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We believe our animals have “superior genetic lineage” due to the fact that our animals have a proven track record of disease resistance and to be disease free. In addition to that, our growth rates and tolerance for colder temperature water is superior to the current competitors in the U.S.

We have had an accumulated deficit of $1,997,809 since inception through September 30, 2023, and we have yet to attain profitable operations. If we do not obtain additional financing, we will face the risk of going out of business.

Available Information

All reports of the Company filed with the SEC are available free of charge through the SEC’s website at www.sec.gov. In addition, the public may read and copy materials filed by the Company at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain additional information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

Where You Can Find Us

The Company’s executive offices are located at 1022 Shady Side Lane, Dallas, Texas 75223, and our telephone number is (972) 358-6037. Our website address is www.transamaqua.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

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THE OFFERING

Common Stock outstanding before the offering	1,374,155,277 shares of Common Stock.

Common Stock to be outstanding after giving effect to the issuance of 533,695,874 shares of Common Stock pursuant to the EFA	1,907,851,151 shares of Common Stock.

Use of Proceeds	We will not receive any of the proceeds from any sale of the shares of Common Stock by the Selling Security Holder. We will receive proceeds from the purchase of the Common Stock under the EFA from the Selling Security Holder. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Trading Symbol	The Company’s Common Stock is quoted on the OTC Markets under the symbol “GRPS.”

The number of shares of Common Stock outstanding is based on an aggregate of 1,374,155,277 shares outstanding as of February 9, 2024 and excludes the shares of Common Stock issuable upon the purchase of the Shares under the EFA.

For a more detailed description of the EFA, see “Private Placement”.

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RISK FACTORS

Readers of this Prospectus should carefully consider the risks and uncertainties described below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

As an enterprise engaged in the commercialization of new technology, our business is inherently risky. Our common shares are considered speculative during the development of our business operations. Prospective investors should consider carefully the risk factors set out below.

Risks Related to Our Business

We need to continue as a going concern if our business is to succeed.

Our independent registered public accounting firm reports on our audited financial statements for the years ended December 31, 2022 and 2021, indicate that there are a number of factors that raise substantial risks about our ability to continue as a going concern. Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations, the excess of liabilities over assets, and our dependence upon obtaining adequate additional financing to pay our liabilities. If we are not able to continue as a going concern, investors could lose their investments.

If we do not obtain additional financing or sufficient revenues, our business will fail.

Our current operating funds are less than necessary to fulfill our operating costs and we will need to obtain additional financing in order to continue our business operations. Although we are generating revenues, we are not generating net income.

We will require additional financing to execute our business plan through raising additional capital and/or generating greater revenues.

Obtaining additional financing is subject to a number of factors, including acceptance of our products and current financial condition as well as general market conditions.

These factors affect the timing, amount, terms or conditions of additional financing unavailable to us. If additional financing is not arranged, we will face the risk of going out of business.

The most likely source of future funds presently available to us is through the additional sales of equity or through convertible debt instruments. Any sales of share capital or conversion of convertible debt will most likely result in dilution to existing shareholders.

There is no history upon which to base any assumption as to the likelihood we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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We are currently in default of secured debt, which is currently in default, and, if the lender forecloses, you may lose all of your investment and our business would fail.

On June 15, 2017, we issued a Secured Promissory Note, as addended, to King’s Aqua Farm, LLC in the principal amount of $5,600,000, which is currently in default. The note is secured by a deed of trust and security agreement dated June 15, 2017. The deed of trust contains a security agreement that covers the personal property located at 16455 FM 1847 Rio Hondo, TX 78583. We have an informal agreement with our lender to get current by the end of 2023. The agreement includes payments to the lender from our harvest sales, broodstock sales, and raising capital (the EFA is our only current arrangement) if proceeds from our harvest and broodstock sales are not sufficient to become current. Under the informal agreement, we estimate payments as follows: (1) $125,626.16 no later than February 5, 2024, (2) $154,749.12 no later than March 5, 2024, (3) $154,749.12 no later than April 5, 2024, (4) $154,749.12 no later than May 5, 2024, and (5) $464,247.36 no later than June 5, 2024. To date our lender has not provided any written notice of intent to foreclose, which is required under the terms of the note which allows for a 30-day bring current period before any formal action can be taken. Foreclosure is the sole remedy of the lender in the event of default.

In the event we are unable to make the estimated payments, the lender may foreclose and, in the event that the lender forecloses on the collateral secured by the loan, you could lose all of your investment and our business would fail.

Our liquidity is significantly impacted by current debt, some of which is currently in default. In the event we are unable to increase our liquidity, our business will fail.

Our liquidity is significantly impacted by the farm note to King’s Aqua Farm LLC, dated June 15, 2017, in the original amount of $5,600,000 bearing interest at 6.0% per annum, due in 2039, yielding a monthly payment of $38,687.28. Secured by the farm property, the outstanding principal balances at September 30, 2023 and December 31, 2022, are $4,701,674 and $4,750,369, respectively. At September 30, 2023, the Company was in default on the farm note due to failure to remit timely monthly payments. The lender has not called the loan and is working with the Company on a repayment plan. See the risk factor above titled, “We are currently in default of secured debt, which is currently in default, and, if the lender forecloses, you may lose all of your investment and our business would fail.”

We are also a party to an SBA Loan through a bank in the original amount of $150,000 bearing interest at 3.75% per annum, due in 2050, yielding a monthly payment amount of $719.02.

Liquidity is also affected by notes to our shareholders. At September 30, 2023, shareholders have loaned us approximately $1,523,236 which notes accrue interest at 12.0% per annum and are due December 31, 2023. We expect to extend this maturity date to 2024, or a later date depending on the availability of cash. In the event we are unable to raise funds to pay our existing obligations when they come due, our business may fail. Also, our existing liquidity may impact our ability to incur additional debt in the future. In the event we cannot raise capital through equity, we will need to raise capital through debt and, if we are unable to incur additional debt due to existing liquidity, our business will fail.

We are currently in a legal dispute with King’s Aqua Farm LLC and, if we were to lose, it would have a negative impact on our business.

As disclosed further in “Legal Proceedings” herein, in January 2024, King’s Aqua Farm LLC filed a petition against TAA claiming damages of $250,000 to $1,000,000. Although we will be zealously disputing the petition, if we were to lose or have to settle the legal proceedings being required to pay within the range of damages claims, it would have a negative impact on our business operations.

We are heavily reliant on Adam Thomas, our Chief Executive Officer, and Fernando Granda, farm manager, and the departure or loss of either Mr. Thomas or Mr. Granda could disrupt our business.

We depend heavily on the continued efforts of Adam Thomas, Chief Executive Officer and director and Fernando Granda, farm manager. Mr. Thomas is essential to our strategic vision and day-to-day operations and would be difficult to replace. Mr. Granda is a farm manager with 35 years of experience. The departure or loss of either Mr. Thomas or Mr. Granda, or the inability to hire and retain qualified replacements, could negatively impact our ability to manage our business.

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If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

Our financial results are substantially dependent on shrimp prices, and those prices are subject to large short– and long–term fluctuations due to variations in supply and demand caused by factors such as biological factors, shifts in consumption and license changes.

Our chief product is shrimp. Accordingly, the results of our operations will be substantially dependent on shrimp prices. Global and regional prices of shrimp are subject to significant fluctuations due to supply and demand. Historically, prices have been driven primarily by the global and regional supply and demand for shrimp. The demand for shrimp is affected by a number of different factors, such as changes in customer preferences, changes in public attitude towards shrimp, relative pricing of substitute products, such as fish, poultry, pork, turkey, and beef, as well as general economic conditions, such as levels of employment, inflation, growth in gross domestic product, or GDP, disposable income and consumer confidence. Demand for shrimp could decrease in the future and put downward pressure on shrimp prices. The variable global supply and demand for shrimp causes drastic price fluctuations on the regional level.

The supply of shrimp fluctuates strongly due to variations in factors, such as feeding efficiency, biological factors, including the temperatures of waters and shrimp diseases. Also, shrimp are generally sold as a fresh commodity with a limited time span available between harvesting and consumption further limiting producers’ ability to control supply. The consequence of these dynamics is that shrimp farmers are expected to be price takers in the market from week-to-week. Increases in harvests may therefore result in a significant reduction in shrimp prices.

In addition, an increased utilization of current production licenses or issuance of new production licenses could result in short– and/or long–term over-production in the industry, which may result in a significant reduction in shrimp prices. Short-term or long-term decreases in the price of shrimp may have a material adverse effect on our revenues. We will have limited flexibility to adjust our product mix away from shrimp in order to accommodate changing pricing circumstances.

We may be unable to effectively hedge our exposure to short– and medium– term fluctuations in shrimp prices.

We may seek to manage our exposure to short– and medium-term fluctuations in shrimp prices through sales contracts and shrimp futures as well as through secondary processing activities (as prices for secondary processed shrimp may be more stable than for primary processed shrimp). However, our contracts and financial future may not be fulfilled, or may not be available in the future, or may be ineffective in hedging our exposure to shrimp price fluctuations. In addition, our sales contracts and financial futures may result in price achievement below prices in an environment of rising prices. Furthermore, our secondary processing activities may not reduce the impact of fluctuating shrimp prices on our operations. Lastly, we don’t currently engage in secondary processing activities but the practices would be to process the shrimp as value added. Currently we only process our shrimp as head-on individually quick frozen (IQF) or be-headed (tails) IQF. The value added would be to reprocess the shrimp by either peeling, cooking, deveining, or bloc packing. All of which we believe would be value added products. Since we don’t currently engage in secondary processing activities, there is no assurance we would be able to execute at a level to add the expected value .

An inability to effectively hedge our exposure to shrimp prices may have a material adverse effect on our financial condition, results of operations or future cash flows.

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Our financial results are substantially dependent on the procurement of broodstock strong genetic lineages.

Our end product success is dependent upon the procurement of broodstock genetic lineages of shrimp. This is vital for the continued genetic programs necessary to create larvae and ensure successful shrimp production for human consumption.

Our success is dependent on sales channels and the ability to sell the shrimp.

We believe that we currently have a strong sales program with various buyers, but we do not have contracts in place with those buyers. If our sales channels were to cease doing business with us, our sales programs and profitability would be negatively affected.

We require funding in order to have meaningful harvests.

We produced and are in contract to sell 140,000 lbs. of shrimp from our 2023 harvest. During 2023, we did not produce a meaningful harvest prior to September 30th. Our projected harvest for 2024 is greater than 1 million lbs. over two harvests; however, this harvest is contingent upon receipt of sufficient financing. We did not have sufficient operating capital to produce a full harvest in 2022 and in the first half of 2023. In the event we are unable to secure sufficient financing, we will not be able to generate meaningful harvests, and in the event we are unable to generate meaningful harvests, our business will fail.

The seasonality of our business could negatively impact our operations.

Our business is seasonal. We grow shrimp in outdoor, open air ponds which are subject to weather conditions. Cold weather can affect shrimp grown rates and mortality. Too much rain can affect salinity levels which could cause a slowdown in growth. Excessive heat could cause the shrimp to burrow in the bottoms of the ponds for a period of time, thus not eating. Hurricanes can impact the water levels and reduce salinity. In the event that any of these seasonality factors occur, it could negatively impact our operations and impede us from having two meaningful harvests per year.

Our business and operations are affected by the volatility of prices for shrimp.

Recent trends in the shrimp industry, including that, according to preliminary 2023 data from the National Marine Fisheries Service, shrimp prices have dropped as much as 44% since 2022.3 Our business, prospects, revenues, profitability, and future growth are highly dependent upon the prices of and demand for shrimp. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon shrimp prices. These prices have been and are likely to continue to be extremely volatile for seasonal, cyclical, and other reasons. Any substantial or extended decline in the price of shrimp will have a material adverse effect on our financing capacity and our prospects for commencing and sustaining any economic commercial production. In addition, increased availability of imported shrimp can affect our business by lowering commodity prices. This could reduce the value of inventories, held both by us and by our customers, and cause many of our customers to reduce their orders for new products until they can dispose of their higher-cost inventories.

Our success is dependent on external factors that affect shrimp mortality.

We must ensure that our shrimp are safe and are not contaminated by a various diseases (both known and unknown). This includes ensuring the shrimp are not contaminated by: new or previously unknown diseases; known diseases that appear for the first time in new shrimp species (meaning the disease has expanded to a new host range); known diseases that appear for the first time in a new location (meaning the disease has expanded to a new geographic range); and known diseases with a new presentation or higher virulence due to changes in the causative agent. We must also ensure that our shrimp are not contaminated by infections that commonly affect shrimp, including: white spot, yellow head, early mortality syndrome (EMS), taura syndrome, infectious hypodermal and hematopoietic necrosis, and infectious myonecrosis. Each of these diseases and infections can contaminate the shrimp and result in a loss of all distribution supply and related revenue.

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3https://civileats.com/2023/06/20/cheap-imports-leave-us-shrimpers-struggling-to-compete/#:~:text=The%20U.S.%20Food%20and%20Drug,before%20entering%20the%20U.S.%20market

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We rely on steady winds in the valley to help with oxygen levels. If we increase the stocking densities of our shrimp, we will need to add artificial aeration (supplemental oxygen) to ensure that the shrimp receives consistent oxygen levels. Failure to maintain adequate oxygen levels will result in shrimp that is not safe to distribute.

Our shrimp product is subject to external factors, like weather. Low temperatures affect the mortality rates of the shrimp. While more applicable to the end of the harvest season, occasional cold fronts will increase the mortality rates in late September and early October. Natural disasters, including hurricanes and floods, also increase the mortality rates of shrimp.

Failure to ensure food safety and compliance with food safety standards could result in serious adverse consequences for the Company.

As our end products are mainly for human consumption, food safety issues (both actual and perceived) may have a negative impact on the reputation of, and the demand for, our products. In addition to the need to comply with relevant food safety regulations, it is of critical importance that our products are safe, and perceived as safe and healthy in all relevant markets.

Our products may be subject to contamination by food-borne pathogens, such as listeria monocytogenes, clostridia, salmonella and E. coli, or other contaminants. These pathogens are substances are found in the environment; therefore, there is a risk that one or more of these organisms and pathogens can be introduced into our products as a result of improper handling, poor processing hygiene or cross-contamination by us, the ultimate consumer or any intermediary. We will have little, if any, control of handling procedures once we ship our products for distribution.

Furthermore, we may not be able to prevent contamination of our shrimp by pollutants, such as polychlorinated biphenyls, or PCBs, dioxins or heavy metals. Such contamination is primarily the result of environmental contamination of shrimp feed raw materials, such as shrimp meal or raw materials from crops, which could result in a corresponding contamination of our shrimp feed and our shrimp. Residues of environmental pollutants present in our shrimp feed may pass undetected in our products and may reach consumers due to failure in surveillance and control systems.

An inadvertent shipment of contaminated products may be a violation of law and may lead to product liability claims, product recalls (which may not entirely mitigate the risk of product liability claims), increased scrutiny and penalties, including injunctive relief and plant closings, by regulatory agencies, and adverse publicity.

Increased quality demands from authorities in the future relating to food safety may have a material adverse effect on our business, financial condition, results of operations or cash flow. Legislation and guidelines with tougher requirements are expected and may imply higher costs for the food industry. In particular, the ability to trace products through all stages of development, certification and documentation is becoming increasingly required under food safety regulations. Further, limitations on additives and use of medical products in the shrimp industry may be imposed, which could result in higher costs for us.

The food industry in general experiences high levels of customer awareness with respect to food safety and product quality, information and traceability. If we fail to meet new and exacting customer requirements, we could see reduced demand for our products.

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Government regulation, including food safety and aquaculture regulation, affects our business.

Shrimp farming and processing industries are subject to regional, federal and local governmental regulations relating to the farming, processing, packaging, storage, distribution, advertising, labeling, quality and safety of food products. New laws and regulations, or stricter (or otherwise adverse to that of the Company) interpretations of existing laws or regulations, may materially affect our business or operations in the future. Our operations are also subject to extensive and increasingly stringent regulations administered by environmental agencies in the jurisdictions in which we plan to operate. Failure to comply with these laws, regulations or interpretations could have serious consequences, including criminal, civil and administrative penalties, loss of production, injunctions, product recalls and negative publicity. Some environmental Non-Government Organizations, or NGOs, have advocated for shrimp farming to be restricted to farming in a contained environment, which would substantially increase our costs.

Relevant authorities may introduce further regulations for the operations of aquaculture facilities, such as enhanced standards of production facilities, capacity requirements, shrimp feed quotas, shrimp density, site allocation conditions, water allocation or other parameters for production. Furthermore, authorities may impose stricter environmental requirements upon shrimp farming, e.g., restrictions or a ban on discharges of waste substances from the production facilities, stricter requirements for seabed restoration, stricter requirements to prevent shrimp escapes and new requirements regarding animal welfare. Investments necessary to meet new regulatory requirements and penalties for failure to comply with such requirements could be significant. Likewise, an absence of or ineffective government regulation may lead to unsustainable farming practices at an industry-wide level. The industry has been unable to cooperate to create sustainable practices in the absence of government regulation. We may rely on such regulation to help create and enforce practices that ensures the long-term sustainability of the industry. Ineffective regulation can hinder the industry's ability to implement sustainable and profitable practices. Accordingly changes in regulation or ineffective government regulation may have a material adverse effect on the shrimp farming industry as a whole, which could harm our business, financial condition, results of operations or cash flow.

Trade restrictions resulting in suboptimal distribution of shrimp may be intensified, creating a negative impact on the price of ours shrimp in some countries.

Farmed shrimp is produced in a limited number of countries and sold globally. Historically, trade restrictions have inhibited the optimal distribution of some species of farmed shrimp to the markets and impacted the price yield for the farmed shrimp producers in the countries affected by such restrictions. Trade restrictions could include import prohibitions, minimum import prices and high import duties, reducing the competitiveness of our products as compared to other available products. Continuous effects of such trade restrictions or introduction of new trade restrictions may have a significant impact on our ability to sell in certain regions, or our ability to charge competitive prices for its products in such regions.

Our shrimp farming operations may be dependent on shrimp farming licenses.

Most of the jurisdictions in which we plan to operate may require us to obtain a license for each shrimp farm owned and operated in that jurisdiction. We plan to obtain and hold a license to own and operate each of our shrimp farms where a license is required. In order to maintain the licenses, we will have to operate each of our shrimp farms and, if we pursue acquisitions or construction of new shrimp farms in the future, we will need to obtain additional licenses to operate those farms, where a license is required. Licenses in each jurisdiction are subject to certain requirements, and we will be at risk of penalties (including, in some cases, criminal charges), sanctions or even loss of license if we fail to comply with license requirements or related regulations. We may also be exposed to dilution of our licenses where a government issues new licenses to shrimp farmers other than us, thereby reducing the current value of our shrimp farming licenses. Governments may change the way licenses are distributed or otherwise dilute or invalidate our licenses. If we are unable to maintain or obtain new shrimp farming licenses, or if new licensing regulations dilute the value of our licenses, this may have a material adverse effect on our business.

Licenses generally require—and future licenses may require—that we leave the seabed under our shrimp farms fallow for a period of time following harvest. We may resume operation after a set period of time, provided that certain environmental and shrimp health targets are met. These requirements may increase or become more stringent, which could increase our costs.

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Natural disasters may have an adverse effect on our business.

Natural disasters such as major fires, floods, tropical storms and hurricanes could also adversely impact our business and operating results. Such events could lead to the loss of use of one or more of our properties for an extended period of time and disrupt our operations. If any such event were to affect our business, we would likely be adversely impacted. Although we may be covered by insurance from a natural disaster, the timing of our receipt of insurance proceeds, if any, is out of our control. In some cases, however, we may receive no proceeds from insurance for natural disasters. Additionally, a natural disaster affecting our business may affect the level and cost of insurance coverage we may be able to obtain in the future, which may adversely affect our financial position.

We are subject to general business risks.

Ownership and operation of our Company involves certain risks, including without limitation, changing consumer spending patterns and behavior, adverse changes in general economic and local market conditions, changes in the global economy, changing tax rates, the ability of the enterprise to provide for proper staffing, and increases in shrimping operations and labor costs. Most, if not all of such risks are beyond the control of the Company and our management, including the Board of Directors. If cash flow is insufficient to pay for operations and management does not desire to invest additional capital into the Company and we are unable to raise additional capital from other sources, investors may sustain a loss of all their investment.

Our business lacks diversification which increases the risk of failure.

We have a single business strategy, which is an aquaculture company that specializes in the growth and development of farm-raised shrimp. Our success is entirely dependent upon the success of our business. If our business were to suffer adverse economic consequences, there would be substantially greater impact on the Company than if we had a number of different streams of product lines and revenues.

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Risks Related to Our Organization and Our Common Stock

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

We are authorized to issue an aggregate of 3,000,000,000 shares of common stock and 20,000,000 shares of “blank check” preferred stock (106,295 of which have been designated). In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that investors may have difficulty reselling their shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. In particular, prior to selling a penny stock, broker/dealers must give the prospective customer a risk disclosure document that: contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; contains a description of the broker/dealers’ duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of Federal securities laws; contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask prices; contains the toll free telephone number for inquiries on disciplinary actions established pursuant to section 15(A)(i); defines significant terms used in the disclosure document or in the conduct of trading in penny stocks; and contains such other information, and is in such form (including language, type size, and format), as the SEC requires by rule or regulation. Further, for sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement before making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares, the liquidity of our stock could decrease, and the transaction cost of sales and purchases of our stocks could increase compared to other securities. This could also prevent reselling of shares and may cause the price of the shares to decline.

We do not expect to declare or pay any dividends.

Besides dividends owed to the holder of the Series D Preferred Stock, we have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Volatility of Stock Price.

Our common shares are currently publicly quoted on the OTC Pink marketplace under the symbol “GRPS.” In the future, the trading price of our common shares may be subject to wide fluctuations. Trading prices of the common shares may fluctuate in response to a number of factors, many of which will be beyond our control. In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. Market and industry factors may adversely affect the market price of the common shares, regardless of our operating performance. Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

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Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline, and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

As an enterprise engaged in the development of new technology, our business is inherently risky. Our common shares are considered speculative during the development of our new business operations. Prospective investors should carefully consider the risk factors set out herein. The market price of our common stock has fluctuated significantly.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management team and increases our expenses. We estimate we will incur approximately $200,000 to $300,000 annually in connection with being a public company.

Among other things, we are required to:

•	Maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	Prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	Institute a more comprehensive compliance function, including with respect to corporate governance; and

•	Involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

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Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2023 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

You could lose all your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 20,000,000 shares of preferred stock (106,295 of which have been designated) with powers, rights and preferences designated by it. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to affect a takeover or otherwise gain control of the Company. The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

Due to being quoted on the OTC Pink marketplace, our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system. In those venues, however (and, especially on the OTC Pink marketplace), the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. Due to being quoted on the OTC Pink marketplace, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

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There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock, and one may never develop. Our common stock currently is quoted on the OTC Pink marketplace. The OTC Markets (and, especially the OTC Pink marketplace) is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains quoted on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	The continued effects of the COVID-19 pandemic and its variants;

•	Changes in our industry;

•	Competitive pricing pressures;

•	Our ability to obtain working capital financing;

•	Additions or departures of key personnel;

•	Sales of our common stock;

•	Our ability to execute our business plan;

•	Operating results that fall below expectations;

•	Loss of any strategic relationship;

•	Regulatory developments; and

•	Economic and other external factors.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Equity Financing Agreement.

The sale of our common stock to GHS in accordance with the EFA may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise Puts, the more shares of our common stock we will have to issue to GHS to exercise a Put under the EFA. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the EFA may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the EFA, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the EFA will vary based on our stock price (the higher our stock price, the less shares we must issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the EFA is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s purchase price.

GHS will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the EFA will be purchased at a 20% discount, or 80% of the lowest traded price for our Common Stock during the ten consecutive trading days immediately preceding each Put.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the EFA may cause the price of our common stock to decline.

We may not have access to the full amount under the financing agreement.

The lowest traded price of our Common Stock for the ten consecutive trading days ended February 7, 2024 was $0.0028. At that price we would be able to sell shares to GHS under the EFA at the discounted price of $0.00224. At that discounted price, the 533,695,874 shares would only represent approximately $1,195,478, which is below the full amount of the EFA. In addition, any single drawdown must be at least $10,000 and cannot exceed $500,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of our Common Stock during the ten trading days preceding the Put. Due to these limitations and the volatility of the share price, it is possible that we may not be able to access the full amount under the EFA. At the current time, as stated elsewhere herein, we are dependent upon financing our current business though either equity (EFA) or debt financing; however, we believe that we may be cash flow positive by the end of 2024 so, if that proves correct, we estimate we would only need to have access to $2,500,000 under the EFA in order to finance our operations prior to becoming cash flow positive. Our ability to become cash flow positive will be subject to the risk factors stated herein. If we fail to either have access to sufficient funds to be cash flow positive by the end of 2024 or be cash flow positive by the end of 2024 and need access to additional funds under the EFA we may not be able to finance our business operations and our business could fail.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by us. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success or the business of our Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” You can identify forward-looking statements using forward-looking terminology such as “believes,” “expects,” “may,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities. For a further discussion of these and other factors that could impact our future results, performance, or transactions, see the section entitled “Risk Factors.”

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PRIVATE PLACEMENT

Equity Financing Agreement

On January 20, 2023, we entered the EFA and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS, pursuant to which GHS agreed to purchase up to $10,000,000 in shares of our Common Stock, from time to time over the course of 24 months after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

The EFA grants us the right, from time to time at our sole discretion (subject to certain conditions) during the term of the EFA, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten Trading Days (as defined in the EFA) have passed since the closing of the most recent Put. The purchase price of the shares of Common Stock contained in a Put shall be 80% of the lowest traded price of our Common Stock during the ten consecutive Trading Days preceding the date of the Put notice. In the event that we up list to Nasdaq or an equivalent national exchange, the discount will be 90%. No Put will be made in an amount less than $10,000 or greater than $500,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of our Common Stock during the ten trading days preceding the Put. In no event are we entitled to make a Put or is GHS entitled to purchase that number of shares of Common Stock of the Company, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on such date, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

The EFA will terminate upon any of the following events: when GHS has purchased an aggregate of $10,000,000 in the Common Stock of the Company pursuant to the EFA; or on the date that is 24 months from the date of the EFA. Actual sales of shares of Common Stock to GHS under the EFA will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for the Company and its operations. The net proceeds under the EFA to us will depend on the frequency and prices at which we sell shares of our stock to GHS.

The Registration Rights Agreement provides that we shall (i) use our best efforts to file with the SEC the Registration Statement within 60 calendar days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the SEC within 60 calendar days after the date the Registration Statement is filed with the SEC, but in no event more than calendar 120 days after the Registration Statement is filed.

We will use the proceeds from the Puts for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for purposes our Board of Directors deems to be in the best interests of the Company.

Securities Purchase Agreements

On January 20, 2023, we entered into a Securities Purchase Agreement with GHS (the “GHS SPA”) pursuant to which we sold to GHS 280 shares of Series D Preferred Stock for $250,000 ($1,000 for each share of Series D Preferred Stock and 30 commitment shares). In addition, pursuant to the GHS SPA, we issued to GHS warrants to purchase 46,296,296 shares of Common Stock exercisable at $0.005175 per share and terminating on January 20, 2028.

On April 18, 2023, we entered into an Amended Securities Purchase Agreement with GHS (the “Amended SPA”) pursuant to which we sold to GHS 102 shares of Series D Preferred Stock for $102,000 ($1,000 for each share of Series D Preferred Stock). In addition, pursuant to the Amended SPA, we issued to GHS warrants to purchase 20,606,061 shares of Common Stock exercisable at $0.00391 per share and terminating on April 17, 2028.

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In addition, pursuant to the Amended SPA, within five calendar days of filing a registration statement registering the resale of the maximum aggregate number of shares of Common Stock issuable pursuant to the conversion of the Series D Preferred Stock and the shares issuable upon the exercise of the warrants issuable under the Amended SPA, upon satisfaction of applicable deliveries and closing conditions being met and as long as no Event of Default (as defined in the Amended SPA) has occurred or is occurring, GHS agrees to purchase an additional 250 shares of Series D Preferred Stock for an additional $250,000 ($1,000 per share of Series D Preferred Stock) and we will issue to GHS warrants to purchase shares of Common Stock equal to 50% of the number of shares issuable upon conversion of the shares of Series D Preferred Stock sold to GHS.

Lastly, pursuant to the Amended SPA, within five calendar days of the effectiveness of a registration statement registering the resale of the maximum aggregate number of shares of Common Stock issuable pursuant to the conversion of the Series D Preferred Stock and the shares issuable upon the exercise of the warrants issuable under the Amended SPA, upon satisfaction of applicable deliveries and closing conditions being met and as long as no Event of Default (as defined in the Amended SPA) has occurred or is occurring, GHS agrees to purchase an additional 250 shares of Series D Preferred Stock for an additional $250,000 ($1,000 per share of Series D Preferred Stock) and we will issue to GHS warrants to purchase shares of Common Stock equal to 50% of the number of shares issuable upon conversion of the shares of Series D Preferred Stock sold to GHS.

On May 22, 2023, we entered into a Securities Purchase Agreement with GHS (the “May 2023 SPA”) pursuant to which we sold to GHS 192 shares of Series D Preferred Stock for $184,000 ($1,000 for each share of Series D Preferred Stock and eight commitment shares). In addition, pursuant to the May 2023 SPA, we issued to GHS warrants to purchase 42,666,667 shares of Common Stock exercisable at $0.00345 per share and terminating on May 22, 2028.

On July 6, 2023, we entered into a Securities Purchase Agreement with GHS (the “July 2023 SPA”) pursuant to which we sold to GHS 100 shares of Series D Preferred Stock for $96,000 ($1,000 for each share of Series D Preferred Stock and four commitment shares). In addition, pursuant to the July 2023 SPA, we issued to GHS warrants to purchase 19,047,620 shares of Common Stock exercisable at $0.004025 per share and terminating on July 6, 2028.

On September 26, 2023, we entered into a Securities Purchase Agreement with GHS (the “September 2023 SPA”) pursuant to which we sold to GHS 151 shares of Series D Preferred Stock for $146,000 ($1,000 for each share of Series D Preferred Stock and five commitment shares). At the initial closing, GHS purchased 76 shares of Series D Preferred Stock and, within 25 calendar days from the initial closing, GHS agreed to purchase 70 shares of Series D Preferred Stock. In addition, pursuant to the September 2023 SPA, we issued to GHS warrants to purchase 14,901,961 shares of Common Stock exercisable at $0.003795 per share and terminating on September 26, 2028. On October 12, 2023, GHS purchased the remaining 70 shares of Series D Preferred Stock under the September 2023 SPA. In addition, pursuant to the September 2023 SPA, we issued to GHS warrants to purchase 14,705,883 shares of Common Stock exercisable at $0.003795 per share and terminating on October 12, 2028.

See “Plan of Distribution” elsewhere in this prospectus for more information.

20

USE OF PROCEEDS

The Selling Security Holder will receive all the proceeds from the resales of the Shares under this prospectus. We will not receive any proceeds from these resales. To the extent we receive proceeds from the Puts to the Selling Security Holder, we will use those proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for purposes our Board of Directors deems to be in the best interests of the Company. We have agreed to bear the certain expenses relating to the registration of the shares of Common Stock being registered herein for Selling Security Holder.

See “Plan of Distribution” elsewhere in this prospectus for more information.

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SELLING SECURITY HOLDER

This prospectus covers the offering of up to 533,695,874 shares of Common Stock being offered by the Selling Security Holder, which includes shares of Common Stock acquirable upon the issuance of Puts to the Selling Security Holder, as described herein. We are registering the Shares to permit the Selling Security Holder to offer their shares of Common Stock for resale from time to time.

The table below lists the Selling Security Holder and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Security Holder. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the Selling Security Holder has sole or shared voting power or investment power and any shares of Common Stock the Selling Security Holder has the right to acquire within 60 days.

For purposes of shares to be issued under the EFA, the Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Security Holder, based on its ownership as of February 9, 2024. The second column also assumes purchase of all shares of stock to be acquired under the maximum amount of securities to be sold by the Company to the Selling Security Holder, without regard to any limitations on purchase described in this prospectus or in the EFA.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Security Holder. Such aggregate amount of Common Stock does not consider any applicable limitations on purchase of the securities under the EFA.

This prospectus covers the resale of (i) all the shares of Common Stock issued and issuable upon the Company issuing a Put, and (ii) any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the shares of Common Stock.

Because the issuance price of the common shares may be adjusted, the number of shares of Common Stock that will be issued upon issuance of the common shares may be more or less than the number of shares of Common Stock being offered by this prospectus. The Selling Security Holder can offer all, some, or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering.

Therefore, the fourth and fifth columns assume that the Selling Security Holder will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

The Selling Security Holder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
GHS Investments, LLC (1)	0	533,695,874	(2)	–	–
TOTAL	0	533,695,874		–	–

_______________

(1)	GHS Investments, LLC is a limited liability company organized under the laws of Nevada. Mark Grober has dispositive power over the shares owned by GHS.
(2)	533,695,874 shares to be issued pursuant to the EFA; 143,518,605 shares to be issued upon exercise of warrants, and 309,803,922 shares to be issued upon conversion of the Series D Preferred Stock.

Material Relationships with Selling Security Holder

The Selling Security Holder has not at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us except with respect to transactions described above in “Private Placement.”

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MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the OTC Markets, which is sponsored by OTC Markets Group, Inc. The OTC Markets is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTC Markets under the symbol “GRPS.”

The table below sets forth for the periods indicated the quarterly high and low bid prices as reported by OTC Markets. Limited trading volume has occurred during these periods. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

2023:	High	Low
First Quarter	$0.0060	$0.0025
Second Quarter	$0.0053	$0.0024
Third Quarter	$0.0048	$0.0028
Fourth Quarter	$0.0042	$0.0016

2022:	High	Low
First Quarter	$0.0083	$0.0035
Second Quarter	$0.0059	$0.0034
Third Quarter	$0.0061	$0.0014
Fourth Quarter	$0.0120	$0.0038

Our common stock is considered to be penny stock under rules promulgated by the SEC. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

The high and low bid price for shares of our Common Stock on February 7, 2024, was $0.004 and $0.0035, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Markets.

Approximate Number of Equity Security Holders

As of February 9, 2024, there were approximately 3,833 stockholders of record. Because shares of our Common Stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

Dividends

Besides dividends owed to the holder of the Series D Preferred Stock, we have not declared or paid a cash dividend to our stockholders since we were organized and does not intend to pay dividends in the foreseeable future. Our board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our earnings, capital requirements and other factors.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Exchange Act that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth more than $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Penny Stock

Our stock is considered a penny stock. The SEC has adopted rules that regulate broker-dealer practices in transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our Common Stock. Therefore, stockholders may have difficulty selling our securities.

Rule 10B-18 Transactions

During the year ended December 31, 2023, there were no repurchases of our common stock by the Company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contain certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events; are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in the “Risk Factors” section. We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

Critical Accounting Policies

The following discussions are based upon our financial statements and accompanying notes, which have been prepared in accordance with GAAP Financial Measures of the United States.

The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingencies. We continually evaluate the accounting policies and estimates used to prepare the financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

Accounting for Our Shrimp Inventory

Our inventory of shrimp is divided into shrimp held for sale and broodstock shrimp. Broodstock are shrimp that are used for breeding purposes; selected for their genetic, disease-free and size attributes they can be more valuable than shrimp held for sale. We collect broodstock from the biomass just before the harvest and segregate them from the shrimp that will be harvested and sold. Broodstock, because of their higher value, may be sold to other shrimp farmers in the United States and overseas. We also keep a number of broodstock for our own restocking purposes. So, during the year, our inventory can consist of shrimp held for sale, broodstock held for sale and broodstock used for restocking purposes.

Shrimp farming is a seasonal business. On a calendar year basis, we typically use the broodstock to breed our larvae shrimp during the first quarter so that by spring the shrimp are held in large post-larvae tanks for development. Later, in early summer, the shrimp are transferred to ponds where they complete the grow out process over the next five to six months. This can vary if we have more than one cycle of shrimp. Grow out may begin in the second in the second quarter, with a second cycle grow out beginning in early summer. The first harvest cycle can occur in early fall with the second harvest cycle occurring in November or December. During 2023, we had one cycle and harvest occurred in early November 2023.

Direct costs such as feed, direct labor and overhead are identified and tracked by management and will ultimately become the inventory basis amounts.  Our shrimp are hatched and matured in special tanks and eventually transferred to outdoor ponds for further maturation and development. Due to the nature of developing shrimp over the course of 7–9-month period, management is only able to estimate shrimp yield at or near harvest time.  Since the shrimp are under development, their ultimate yield in pounds becomes more apparent towards the end of their development at which time realization in pounds at current market prices becomes more apparent.

The Company monitors mortality rates of developing shrimp on an ongoing basis. However, because costing is applied over the development period (as required in ASC 330-10-30) and because the shrimp in the early stages are very small, loss due to mortality is virtually indeterminable. The Company believes that valuation of inventory once the harvest yield is determinable is a better measure of it realizability at that point, than a specific valuation reserve through the development stages. Accordingly, no valuation reserve is used until harvest yield at current market prices compared to current inventory costs. At that point and if necessary, an NRV adjustment, similar to valuation reserve over time based on mortality rates, is applied once the estimate of realization is more certain. Conceptually, a valuation reserve is applied but by way of the net realizable value analysis with known facts with yield estimates and current market prices are more assured.

Our shrimp inventory is valued at lower of cost or the net realizable value on a first-in, first-out basis.

The inventory at September 30, 2023 consists only of consumable shrimp held for sale. Included in this amount is the March 2023 broodstock cost basis reclassified to shrimp held for sale as those costs are applicable expenditures and charges directly and indirectly incurred in bringing shrimp inventory to its existing condition and location as noted in FASB ASC 330-10-30. Although, these animals will eventually come to end of life, their costs are considered part of the necessary costs to birthing and raising shrimp held for sale.

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At September 30, 2023, the broodstock shrimp for the 2024 harvest had not been identified and segregated from consumable shrimp in outdoor ponds to indoor tanks. Collectively, the pre-harvest biomass in the ponds at that date, was estimated to be 128,000 pounds at an average size of 17 grams, which would have yielded a per pound price of $1.25 per pound. The harvest began in early November, whereupon the shrimp had grown and their price per pound had increased commensurately. By harvest time, the biomass estimated to be available for sale was 140,000 pounds with a net realizable value (based on subsequent actual sales) of $2.75 per pound. However, as shown in the schedule below, on a cost basis the inventory at September 30, 2023 was approximately $804,000, necessitating a write-down of $400,000. The table below summarizes inventory for each quarter in 2023 through September 30, 2024.

		(Unaudited)	(Unaudited)	(Unaudited)
	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Broodstock held for restocking:
Beginning balance	$48,636	$161,560	$–	$–
Direct costs & overhead allocation	112,924	–	–	–
Cost of broodstock	–	(161,560)	–	–
Ending balance	$161,560	$–	$–	$–

Broodstock held for sale:
Beginning balance	$–	$–	$–	$–
Direct costs & overhead allocation	–	–	–	–
Sales	–	–	–	–
Ending balance	$–	$–	$–	$–

Shrimp held for sale:
Beginning balance	$–	$–	$297,894	$498,232
Direct costs & overhead allocation	–	136,334	200,338	305,969
Broodstock cost basis	–	161,560	–	–
Write-off based on market value	–	–	–	(400,000)
Ending balance	$–	$297,894	$498,232	$404,201

Combined ending balance	$161,560	$297,894	$498,232	$404,201

Not shown separately in the above schedule is approximately 17,000 broodstock shrimp selected for their enhanced genetics and segregated from the larger biomass at the time of harvest following September 30, 2023. Approximately 1,000 animals of this broodstock will be sold to foreign markets for between $75 and $80 per animal, while the balance will be used to populate our next harvest in 2024. The initial cost of the 17,000 broodstock will be reclassified to broodstock held for sale and broodstock held for restocking on the date of segregation on a pro rata basis of cost per pound of the total biomass of shrimp held for sale. Subsequent costs will be allocated in accordance with ASC 330-10-30.

Business Overview

Founded in 2017, we are a leading aquaculture company that provides premium quality, farm-raised pacific white shrimp, 100% free of antibiotics and hormones, to the U.S. domestic seafood market. We believe we are a leading aquaculture company due to Best Aquaculture Practices (“BAP”) guidelines,4 considering the rarity of the standards in the U.S. Although we are not currently in full compliance with BAP guidelines, we are working towards full compliance. At the moment, we adhere to BAP guidelines as part of our operating and production model. Grown at our 1,880-acre farm located in Rio Hondo, Texas, on the largest scale aquaculture farm in the U.S., our shrimp are meticulously raised to exceed in line with industry best practices according to BAP guidelines5 using only authentic, sustainable practices. Within our controlled facility, each harvest is responsibly raised and cultivated onsite with minimal ecological footprint, promising our customers a superior product developed from the highest standard of care.

We have and will continue to utilize superior genetic linage broodstock for cultivation of own post larvae in our onsite genetics, maturation and hatchery facilities. These facilities allow us to continually develop animals with increasing growth rates, lower mortality, and stronger disease resistance. We began formal production runs in 2018 and to date have produced almost one million lbs. of shrimp for consumption.

___________________________

4 https://www.bapcertification.org/Downloadables/pdf/BAP%20-%20BAP%20Farm%20Standard%20-%20Issue%203.1%20-%2007-February-2023.pdf

5 https://www.bapcertification.org/Downloadables/pdf/BAP%20-%20BAP%20Farm%20Standard%20-%20Issue%203.1%20-%2007-February-2023.pdf

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Recent trends in the shrimp industry, including that, according to preliminary 2023 data from the National Marine Fisheries Service, shrimp prices have dropped as much as 44% since 2022.6 Our business, prospects, revenues, profitability, and future growth are highly dependent upon the prices of and demand for shrimp. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon shrimp prices. These prices have been and are likely to continue to be extremely volatile for seasonal, cyclical, and other reasons. Any substantial or extended decline in the price of shrimp will have a material adverse effect on our financing capacity and our prospects for commencing and sustaining any economic commercial production. In addition, increased availability of imported shrimp can affect our business by lowering commodity prices. This could reduce the value of inventories, held both by us and by our customers, and cause many of our customers to reduce their orders for new products until they can dispose of their higher-cost inventories.

Going Concern Uncertainty

As shown in the accompanying financial statements, during the year ended December 31, 2022, we reported a net loss of $922,817. As of December 31, 2022, our current liabilities exceeded its current assets by $ 2,490,346. As of December 31, 2022, we had $0 of cash.

During the nine-months ended September 30, 2023, we reported a net loss of $1,322,480, and our current liabilities exceeded current assets by $2,959,448 at September 30, 2023.

As shown in the accompanying financial statements, during the year ended December 31, 2021, we reported a net loss of $1,401,828. As of December 31, 2021, our current liabilities exceeded its current assets by $1,975,276. As of December 31, 2021, we had $0 of cash.

We will require additional funding to finance the growth of our operations and achieve our strategic objectives. These factors, as relative to capital raising activities, create doubt as to our ability to continue as a going concern. We are seeking to raise additional capital and are targeting strategic partners to accelerate the sales and marketing of our products and begin generating revenues. Our ability to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements, expansion of our operations and generating sales. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations; however, management cannot make any assurances that such financing will be secured.

Results of Operations for the Three-Months Ended September 30, 2023 and 2022

Revenues

For the three-months ended September 30, 2023, total revenues were $0 compared to $0 for the same period in 2022.

Cost of Goods Sold and Gross Profit

For the three-months ended September 30, 2023, cost of goods sold was $400,000 compared to $31,307 for the same period in 2022, an increase of $368,693 or 1,178%. This increase was the result of a write-off of shrimp held for sale due to elevated inventory levels combined with pricing. Our unadjusted inventory before the write-off was over $804,000, but our sales of that inventory were approximately $384,000, necessitating the write-off. The broodstock contained in our inventory after the harvest had an estimated cost basis of $6,000 at September 30, 2023, which included approximately 1,000 animals that were sold for $64,500 in the first quarter of 2024. Therefore, a write-down of the broodstock was not considered necessary.

Gross loss for the three-months ended September 30, 2023 was $ 400,000 with a gross loss margin of 100% compared to a gross loss of $31,307 for the same period in 2022 with a gross loss margin of 100%.

Operating Expenses

General and administrative expenses for three-months ended September 30, 2023 increased by $100,407, or 69%, to $246,667 from $146,260 for the three-months ended September 30, 2022. The increase primarily due to increases in professional fees, miscellaneous travel expense and rent expense.

___________________________

6https://civileats.com/2023/06/20/cheap-imports-leave-us-shrimpers-struggling-to-compete/#:~:text=The%20U.S.%20Food%20and%20Drug,before%20entering%20the%20U.S.%20market

27

Professional fees for the three-months ended September 30, 2023, increased by $70,183 to $143,376 from $73,193 for the three-months ended September 30, 2022. This increase was due to increased legal and accounting fees due to our merger with GRPS and the filing of this Registration Statement.

Collectively, miscellaneous travel expense and rent expense increased to $20,015 from $2,734, an increase of $17,281 due to travel and other expense reimbursements paid to employees, and a three-month rental of a backhoe used at the farm.

Other Income (Expense)

For the three-months ended September 30, 2023, we had other net expenses of $121,551 compared to other net expense of $205,912 for the same period in 2022, a decrease in other net expense of $84,361. This decrease was due almost entirely to an increase in interest expense for notes payable to shareholders (former members of the TAA limited liability company) of $47,510, and additional accrued interest on the farm note of $67,815, of which $23,736 was paid.

Net Income (Loss)

As a result of the above, we reported a net loss of $768,218 for the three-months ended September 30, 2023 compared to a net loss of $383,478 for the three-months ended September 30, 2022.

Results of Operations for the Nine-Months Ended September 30, 2023 and 2022

Revenues

For the nine-months ended September 30, 2023, total revenues were $0 compared to $48,636 for the same period in 2022, a decrease of $48,636 or 100%. This decrease primarily consisted of remaining inventory from 2021 harvest season that was subsequently sold in early 2022. We produced and are in contract to sell 140,000 lbs. of shrimp from our 2023 harvest. During 2023, we did not produce a meaningful harvest prior to September 30th. The average size was 27 grams. Our projected harvest (based on our ability to raise the adequate capital) for 2024 is greater than 1 million lbs. over two harvests. We did not have sufficient operating capital to produce a full harvest in 2022 and in the first half of 2023.

Cost of Goods Sold and Gross Profit

For the nine-months ended September 30, 2023, cost of goods sold was $400,000 compared to $162,061 for the same period in 2022, an increase of $237,939 or 147%. This increase was the result of having no sales in early 2023 compared to 2022, when our remaining inventory at yearend was sold to customers in small batches, combined with the write-off noted above of our shrimp held for sale of the amount of $400,000 during the three months ended September 30, 2023.

Gross loss for the nine-months ended September 30, 2023 was $ 400,000 with a gross loss margin of 100% compared to a gross loss of $113,425 for the same period in 2022, resulting in a gross loss margin of 233%.

Operating Expenses

General and administrative expenses for nine-months ended September 30, 2023 increased by $285,264 or 93%, to $592,241 from $306,977 for the nine-months ended September 30, 2022. The increase primarily due to increases in payroll, professional fees and legal fees attributable to the merger agreement with GRPS and the financing agreement with GHS. Additionally, small tools expense increased as part of our preparations for the 2023 harvest.

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Payroll related expenses for nine-months ended September 30, 2023, increased by $104,092 to $117,987 from $13,895 for the nine-months ended September 30, 2022. The increase was primarily due to adding a salary for the CEO of $42,250 per quarter beginning April 1, 2023, plus related payroll taxes and fees.

Professional fees for the nine-months ended September 30, 2023, increased by $162,507 to $252,841 from $90,334 for the nine-months ended September 30, 2022. This increase was primarily due to additional legal fees related to the merger with GRPS and audit and accounting fees incurred related to filing this Registration Statement. Small tools expense increased by $9,478 to $9,941 from $463 during the nine-months ended September 30, 2022, because of increased workflow and small tool usage related to our shrimp harvest in the fourth quarter of 2023.

Other Income (Expense)

For the nine-months ended September 30, 2023, we had other net expenses of $357,175 compared to other net expense of $306,567 for the same period in 2022, an increase in other net expense of $50,608. This increase was primarily due to an increase in interest expense on the farm note of $44,788 and the increase in interest expense for the notes payable due to shareholders (the former members of the TAA limited liability company).

Net Income (Loss)

As a result of the above, we reported a net loss of $1,322,481 for the nine-months ended September 30, 2023, after a tax benefit of $26,937, compared to a net loss of $726,969 for the nine-months ended September 30, 2022.

Results of Operations for the Years Ended December 31, 2022 and 2021

Revenues

For the year ended December 31, 2022, total revenues were $49,001 compared to $316,112 for the same period in 2021, a decrease of $267,111 or 84%. This decrease primarily consisted of reduction in the production of shrimp for consumption sales. In 2022, the Company focused efforts primarily on the development of genetic lines and did not produce a meaningful harvest. What shrimp revenue we did have was a result of inventory and late season sales. In future periods, our focus will be on developing these genetic lines, producing shrimp for consumption and selling broodstock.

Cost of Goods Sold and Gross Profit

For the year ended December 31, 2022, cost of goods sold were $287,132 compared to $973,418 for the same period in 2021, a decrease of $686,286 or 70%. This decrease was primarily a result of a reduction of shrimp production related activities.

The gross loss for the year ended December 31, 2022 was $238,131 with an operating loss margin of 485% compared to a gross loss of $657,306 for the same period in 2021, producing an operating loss margin of 208%, due to significantly reduced shrimp production.

Operating Expenses

General and administrative expenses for year ended December 31, 2022 decreased by $83,816, or 36%, to $148,609 from $232,425 for the year ended December 31, 2021. The decrease is due to a reduction in travel expenses and insurance expenses, offset in part by an increase of $32,892 in legal and accounting fees related to the corporate merger. In addition, depreciation decreased by $9,063 due to certain assets being fully depreciated

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Other Income (Expense)

For the year ended December 31, 2022, we had interest expenses of $485,446 compared to interest expenses of $544,544 for the same period in 2021, a decrease in other losses of $59,098. This decrease in other expense primarily consisted of a reduction in interest and financing charges.

Net Income (Loss)

As a result of the above, we reported a net loss of $922,817 for the year ended December 31, 2022 compared to a net loss of $1,401,828 for the year ended December 31, 2021.

Liquidity and Capital Resources

As of September 30, 2023, we had a cash balance of $68,986, compared to overdrawn cash of $288 as of December 31, 2022. We currently do not have sufficient cash to fund our operations for the next 12 months and we will require working capital to complete development and production, testing and marketing of our products and to pay for ongoing operating expenses. We anticipate adding management positions for corporate development and the corresponding operations of the Company, but this will not occur prior to obtaining additional capital. Management is currently working with a key investor, GHS, to ensure adequate liquidity. Currently, loans from banks or other lending sources for lines of credit or similar short-term borrowings are not available to us. We have been able to raise working capital to fund operations through the issuances of convertible preferred stock to GHS. As of September 30, 2023, our current liabilities exceeded our current assets by $2,959,448.

As of December 31, 2022 and 2021, we had cash of $0 and $0, respectively. As of December 31, 2022, our current liabilities exceeded our current assets by $2,490,346.

Our liquidity is significantly impacted by the farm note to King’s Aqua Farm LLC, dated June 15, 2017, in the original amount of $5,600,000 bearing interest at 6.0% per annum, due in 2039, yielding a monthly payment of $38,687. Secured by the farm property, the outstanding principal balances at September 30, 2023 and December 31, 2022, are $4,701,674 and $4,750,369, respectively. At September 30, 2023, the Company was in default on the farm note due to failure to remit timely monthly payments. The lender has not called the loan and is working with the Company on a repayment plan. The Company is considering various options in regard to the farm note, including a sale and leaseback transaction involving some or all of its acreage covered by the note.

The Company is also a party to an SBA Loan through a bank in the original amount of $150,000 bearing interest at 3.75% per annum, due in 2050, yielding a monthly payment amount of $719.

At December 31, 2022, the Company was indebted to King’s Aqua Farm LLC on a note secured by an adjacent piece of property to the farm. The balance of this note, $6,152, was paid off during the nine months ended September 30, 2023.

At December 31, 2022, the Company was indebted to an auto financing company on a note with a balance of $1,410. This note was paid off during the nine months ended September 30, 2023.

Liquidity is also affected by notes to our shareholders. At September 30, 2023, shareholders have loaned the Company approximately $1,523,236 which notes accrue interest at 12.0% per annum and were due December 31, 2023. Recently, the Company extended this maturity date to July 1, 2024.

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Cash Flows from Operating Activities

During the nine-months ended September 30, 2023, net cash used in operating activities was $824,548, an increase usage of $140,333 resulting largely from an increase of $595,512 in net operating loss, an increase of $242,641 in inventory due to a build in preparation for our annual harvest, an increase of $26,937 in a deferred tax liability, offset by an increases in accounts payable and accrued expenses of $343,936 in connection with our harvest preparation and accrued interest expense of $267,991 due mainly to falling into arrears on the note payable covering our farm property and increased interest expense on notes payable to shareholders, and an increase of $100,000 in common stock issued for consulting services.

By comparison, during the nine-months ended September 30, 2022, net cash used by operating activities was $684,215, resulting from a net operating loss of $726,969 and a decrease in accounts payable of $21,707, offset in part by depreciation expense of $64,461.

During the year ended December 31, 2022, net cash used in operating activities was $505,903, resulting from a net operating loss of $922,817, offset by $383,267 of increased accrued interest expense due to the amount of shareholder notes and non-payment on the farm note, and an increase in deferred tax liability of $26,937 due to increased tax depreciation arising as a result of the merger.

By comparison, during the year ended December 31, 2021, net cash used by operating activities was $1,264,491, resulting from a net operating loss of $1,401,828, offset by an increase in accrued interest expense of $63,603, attributable to increased borrowing from members.

Cash Flows from Investing Activities

During the nine-months ended September 30, 2023, we had net cash used in investing activities of $15,132, due to purchases of equipment to be used on the farm. During the nine-months ended September 30, 2022, net cash used by investing activities was $0.

During the year ended December 31, 2022, we had no net cash used in investing activities. During the year ended December 31, 2021, net cash used by investing activities of $4,159, which was comprised of the purchase of equipment.

Cash Flows from Financing Activities

During the nine-months ended September 30, 2023, net cash provided by financing activities was $908,666, comprised mainly of proceeds from the sale of preferred shares amounting to $958,000 to GHS, plus a net increase in notes payable to shareholders of $123,700, offset by a payment in arrears on the farm note of $56,258 payments of $116,488 on the shareholder notes payable. During the nine-months ended September 30, 2022, net cash provided by financing activities was $649,813, comprised mainly $527,497 of capital contributions by members of the former limited liability company prior to the reverse acquisition, negative amortization of $108,032 on the farm note because of arrearages in monthly payments, and net increases in shareholder notes of $14,284.

During the year ended December 31, 2022, net cash provided by financing activities was $509,778 which was mainly comprised of member contributions of $510,136 and shareholder loans of $112,975 received after the corporate merger, offset by payments on third party notes and shareholder notes totaling $16,649. During the year ended December 31, 2021, net cash used by financing activities was $1,271,392 which mainly comprised of member loan proceeds of $816,560 and capital contributions from members of $595,709, offset by loan payments to third parties of $144,753.

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Factors That May Affect Future Results

Management’s Discussion and Analysis contains information based on management’s beliefs and forward-looking statements that involve several risks, uncertainties, and assumptions. There can be no assurance that actual results will not differ materially from the forward-looking statements as a result of various factors, including but not limited to, our ability to obtain the equity/debt funding or borrowings necessary to produce, market and launch our products, our ability to successfully serially produce and market our products; our success establishing and maintaining production lines; the acceptance of our products by customers; our continued ability to pay operating costs; our ability to meet demand for our products; the amount and nature of competition from our competitors; the effects of technological changes on products and product demand; and our ability to successfully adapt to market forces and technological demands of our customers.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity capital expenditures or capital resources.

Recent Accounting Pronouncements

We have provided a discussion of recent accounting pronouncements in NOTE 2 to the Audited Annual Consolidated Financial Statements for 2022.

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BUSINESS

Organization

Trans American Aquaculture, Inc.

Trans American Aquaculture, Inc. was originally incorporated in the State of Delaware on September 18, 2006 as “Omega Environmental, Inc.” After several name changes, the entity was redomiciled in Colorado on July 25, 2018 as “XYZ Hemp Inc.” After several name changes, the Company filed Articles of Amendment on October 23, 2022 changing the name to “Gold River Productions, Inc.” On August 9, 2023, the Company filed Articles of Amendment changing the name to “Trans American Aquaculture, Inc.”

Our principal executive offices are located at 1022 Shady Side Lane, Dallas, TX 75223 and our phone number is (972) 358-6037.

Trans American Aquaculture, LLC

Trans American Aquaculture, LLC (“TAA”) was organized in the State of Texas on April 4, 2017. TAA was founded by Luis Arturo Granda Roman, Cesar Granda, and Adam Thomas.

Change of Control

On August 28, 2022, the Company entered into a Stock Purchase Agreement by, between, and among Adam Thomas and Richard Goulding (the “SPA”) pursuant to which Mr. Goulding sold to Mr. Thomas 9,078,000 shares of Series A Preferred Stock (retaining 640,000 shares of Series A Preferred Stock) and 5,000 shares of the Series B Preferred Stock (together, with the shares of Series A Preferred Stock acquired, the “Acquired Shares”) for $5,000. In addition to the cash payment, Mr. Thomas agreed to the following covenants:

•	take reasonable steps to cause to occur, within seven days of closing, the reverse merger or acquisition by the Company, of TAA;

•	form the Series C Preferred Stock of the Company to be issued in the reverse acquisition which will include a provision limiting conversion or transfer for a minimum of 12 months from issuance;

•	cancel and withdraw the Company’s Series A Preferred Stock;

•	refrain from transferring the Company’s Series B Preferred Stock and the Series A Preferred Stock prior to the cancelation of the Series A Preferred Stock for 12 months;

•	at closing, increase the authorized shares of common stock of the Company to 3,000,000,000;

•	immediately prior to closing, Mr. Goulding will convert his remaining, unacquired, 640,000 shares of Series A Preferred Stock into 64,000,000 shares of Common Stock of the Company;

•	take reasonable steps to cause the similar conversion of the other outstanding shares of the Company’s Series A Preferred Stock, by the holders thereof;

•	enter into the Assumption Agreement (as defined below);

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•	issue an aggregate of 15,248,503 shares of previously-earned Common Stock of the Company to the following individuals:

o	Scott Fetterman (748,503 shares);

o	Stephen Swinson (4,000,000 shares);

o	John Patrick Love (4,000,000 shares);

o	John Ohlin (1,500,000 shares); and

o	David Eckert (5,000,000 shares).

In addition, each of the parties to the SPA covenanted that, within nine months of closing, to reasonably cooperate in the process of forming a new company to be formed by Mr. Goulding (“Newco”) and issuing not less than 35% of the shares of Newco, calculated fully diluted, pro rata, to the shareholders of the Company (including those holding in street name, through DTCC) as then existed, to once again attempt to become a separate public company (the “Makeup” or the “Makeup Company”), without dilution to the shareholders of the Company, by issuance of shares of the Newco to the existing shareholders of the Company. All parties to the SPA agreed to reasonably cooperate and work jointly, including providing all documentation when necessary, and upon request, to enable the Makeup Company to file with FINRA and the SEC in accordance with the reasonable desires of Mr. Goulding. The costs of the Makeup are to be borne by the Newco. Until the Makeup, the Makeup Company will operate as a separate entity, with Mr. Goulding maintaining operational autonomy and checkbook control under his sole control and authority, without interference by Mr. Thomas. There is no assurance that the Makeup Company will be formed or that the Company’s shareholders as then existed at the time of the closing of the SPA will receive shares of Newco.

The closing of the SPA took place on August 28, 2022. At the time of the closing, Mr. Goulding was Chairman and Chief Executive Officer of the Company and Mr. Thomas had no affiliation with the Company or Mr. Goulding.

As of the date hereof, the Makeup has yet to occur and the parties are contemplating an amendment to the SPA; however, no terms have been agreed.

On August 29 2022, pursuant to the SPA, the Company entered into an Assignment of Rights and Assumption of Liabilities Agreement with Mr. Goulding (the “Assumption Agreement”) pursuant to which the Company sold, assigned, transferred, conveyed, and delivered to Mr. Goulding all of the Assets (as defined in the Assumption Agreement) and Liabilities (as defined in the Assumption Agreement) and any rights or obligations in the Assets and Liabilities to which the Company was entitled or obligated.

Reverse Acquisition

On September 13, 2022, the Company entered into the Definitive Equity Exchange Agreement with TAA, the members of TAA, and Adam Thomas, the managing member of TAA and controlling shareholder of the Company (the “Exchange Agreement”), pursuant to which the Company issued to the members of TAA, on a pro-rata basis, 100,000 shares of the Company’s Series C Preferred Stock, representing 85% of the Company’s fully-diluted outstanding shares of common stock, on an as-converted basis. The members of TAA relinquished all of their ownership interests of TAA to the Company.

The Exchange Agreement went effective on September 13, 2022 and, at that time, TAA became a wholly owned subsidiary of the Company.

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Our Business

We provide extra-large farm-raised Pacific white shrimp, 100% free of antibiotics and hormones, to the U.S. domestic seafood market. Grown at our 1,880 acre farm located in Rio Hondo, Texas, our shrimp are meticulously raised in line with industry best practices according to the Best Aquaculture Practices (BAP) farm guidelines7 using only authentic, sustainable practices. We believe our practices are “authentic” and “sustainable” because we do not discharge our water into the local environment thus there is no ecological impact to the surrounding areas. We use only the top-quality ingredients in our feed to ensure our animals are getting a proper and healthy diet. We never use antibiotics or chemicals, and we have proper working and living conditions for our workers, which have been approved by Texas Parks and Wildlife.

We believe our products are superior due to the following:

•	Our feed ingredients are sourced 100% from products from the U.S., which are rigorously inspected and tested and must meet USDA standards. Foreign competitors are under the administrative oversight of their local governments.

•	We are transparent in our production process meaning we are willing and able to provide all ingredients, treatments, and processes utilized to cultivate our shrimp.

•	Our products are eco-friendly in that our farm does not discharge into the environment. Our system is 100% closed and has zero impact to the local ecosystem and mangroves.

•	Our products are safe in that they are 100% chemical and antibiotic free. Currently, only 2% of imported shrimp is tested for antibiotics and toxins. [8]

In addition to the quality of the products, what sets our shrimp apart from any other domestic shrimp is the clean, sweet taste to our shrimp. We believe this to be a byproduct of the natural environment along with our tried-and-true methods that provide a unique combination unlike anywhere else due to the soil content, mineral content, brackish water, and climate, which we believe are unique to any circumstance in North America and possibly the world.

We have and will continue to utilize strong genetic linage broodstock for cultivation of our own post larvae in our onsite maturation and hatchery. We believe that these facilities allow us to continually develop animals with increasing growth rates, lower mortality, and stronger disease resistance, which are all instrumental to increasing bottom line profits.

We believe that our onsite maturation and hatchery facilities give us a distinct advantage on all other farms in Texas because no other farm in Texas develops their own lines of Broodstock in the manner that we do. This is due to our facilities and ability to support year-round sustainment of Broodstocks. There are other maturation and hatchery facilities but none in a combined facility in the manner that we have. In addition to being able to provide two full harvests, our team is the only one in the U.S. that has been capable of producing shrimp of greater than 28 grams on a large-scale consistent basis as we have both historically and currently done. We believe that this gives us a product that is unique worldwide, “a jumbo, farm raised shrimp that is 100% a product of the United States.”

We believe our animals have “ strong genetic lineage” because our animals have a proven track record of disease resistance and to be disease free. In addition to that, our growth rates and tolerance for colder temperature water is superior to the current competitors in the U.S.

___________________________

7 https://www.bapcertification.org/Downloadables/pdf/BAP%20-%20BAP%20Farm%20Standard%20-%20Issue%203.1%20-%2007-February-2023.pdf

8 https://civileats.com/2023/06/20/cheap-imports-leave-us-shrimpers-struggling-to-

compete/#:~:text=The%20U.S.%20Food%20and%20Drug,before%20entering%20the%20U.S.%20market.

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Our Products

We produce premium quality, sustainably raised, farmed shrimp for sale to markets, distributors, and restaurants. Our main product is Pacific White Leg Shrimp Head-on and Headless/Shell-on, which is favored by high-end markets, ethnic stores, and businesses in addition to American, Mexican, European, and Asian customers. Vannamei (species of shrimp we develop) is the most widely farm raised shrimp in the world, accounting for 80% of all farm raised shrimp in the world.9

We produce, market, and sell Pacific White Leg farm-raised shrimp for sale to markets, businesses, and restaurants. We also sell broodstock for sale to foreign producers of shrimp.

Head-on and Headless/Shell-on shrimp are the most common forms of shrimp sold throughout the world. The typical size is 18 grams, which translates to 31/35 count. This count means that there are 31-35 individual shrimp per pound. We focus on producing shrimp that are more than 28 grams, resulting in a 21/25 count. Our reason for focusing on this size is the lack of supply in the market and the premium selling price due to the scarcity. Many global producers are reluctant to sell shrimp at this size due to the complexity of the grow out once the shrimp reach a certain size. This is where we believe our competitive advantage comes in with our experience in growing “jumbo” shrimp.

Broodstock are a group of mature shrimps that are used for breeding purposes. These are essentially the “alphas” of the group having grown to the largest sizes, resisted various strains of potential diseases, and adverse climate conditions. The males and females are then bred to produce larvae that are genetically superior than previous lines. The process continues over and over until a superior genetic line is achieved. The product cycle for post-larvae (PL) is 21 days, so new PLs can be sold every 21 days. The entire five-month process (as shown in the diagram below) is as follows:

•	Spawning to the hatching tanks – two days;
•	Larvae rearing tanks – one month; and
•	Grow out process – four months.

This translates into us being able to produce two meaningful large harvests. We start the process in January, then end in November. Broodstock take longer to develop but we believe that this process is worth the wait as, in time, a superior shrimp is more consistently produced.

Our business is seasonal. We grow shrimp in outdoor, open air ponds which are subject to weather conditions. Our process starts in January where we mate the broomstick to produce nauplii, this is the first larval stage of the shrimp. The mating and collection of the eggs takes roughly one month. After that, the nauplii are transferred into our larviculture building, where they grow for roughly 21 days into post larvae. At this point they start to resemble the shrimp that is seen in our final product. Post the 21-day larviculture stage, the shrimp move into nurserys where they are grown for another 14-21 days in order to increase their robustness prior to stocking in the open air ponds. Roughly 2.5 months into the process, they are ready for stocking in the open air ponds, which brings the process to middle of March, which is when we start to stock the grow out ponds. The shrimp take on average 95 days to reach harvest size (27 grams) which brings the process to the middle of June when we begin our harvest. We will conclude the harvest by June 30th, let the ponds settle for two weeks then restock all the ponds by mid-July, early August first for an end of October/early November second harvest. The larviculture cycle for the second stocking and harvest begins in May, following the timeline given above for the larval and post larval stages, gives us the second stocking of the grow our ponds in mid-July to early August.

Our revenue recognition cycles will be June & July for the first harvest, and October and November for the second.

Sourcing

The main source of our nauplii (the first development stage of shrimp) will be at our hatchery and maturation operation. We believe that it will be important to develop and maintain our own genetic linage to ensure differentiation and genetic variability to grow stronger, healthier shrimp. Since the post-larvae development stage is a relatively short on (21 days), it will allow us to quickly develop genetically superior shrimp.

________________________

9 https://www.worldwildlife.org/industries/farmed-shrimp.

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Sales and Distribution

Historically we have sold our products directly to the companies that are processing the shrimp. They then take this shrimp and sell it to big box retailers. Our plan for this year is no different and we had multiple offers for our shrimp, ultimately settling on one with the best growth probability. We generate revenue by selling shrimp. Our plan as we expand our production capacity is to work directly with big box retailers such as supermarkets. To manage our exposure, we solicit multiple offers for our shrimp. At our current capacity, it is more efficient for us to sell to one buyer; however, in the future we will look to expand that, as needed.

Recent trends in the shrimp industry, including that, according to preliminary 2023 data from the National Marine Fisheries Service, shrimp prices have dropped as much as 44% since 2022.10 Our business, prospects, revenues, profitability, and future growth are highly dependent upon the prices of and demand for shrimp. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon shrimp prices. These prices have been and are likely to continue to be extremely volatile for seasonal, cyclical, and other reasons. Any substantial or extended decline in the price of shrimp will have a material adverse effect on our financing capacity and our prospects for commencing and sustaining any economic commercial production. In addition, increased availability of imported shrimp can affect our business by lowering commodity prices. This could reduce the value of inventories, held both by us and by our customers, and cause many of our customers to reduce their orders for new products until they can dispose of their higher-cost inventories.

Shrimp Life Cycle

Eyestalk ablation of females
Wild or domestic (SPF/SPR) broodstock
Maturation tank
(4-5 months)
Eggs
Nauplii
Hatching tank (12-18 hrs)
Spawning eggs (external fertilization)
Spawning tank (overnight)
Nauplii (2 days)
Zoea (4-5 days)
Mysis (3-4 days)
Postlarvae (10-15 days)
Larval rearing tank
(26-31 days)
Postlarvae
Intensive pond/tank
(3-5 months)
Extensive pond
(4-6 months)
Subadult (15-25 g)
Subadult (11-20 g)
Harvest

________________________

10 https://civileats.com/2023/06/20/cheap-imports-leave-us-shrimpers-struggling-to-compete/#:~:text=The%20U.S.%20Food%20and%20Drug,before%20entering%20the%20U.S.%20market

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Our Markets

United States

The United States is the second largest import market and second largest consumer market for shrimp in the world having consumed 1.6B lbs. of shrimp in 2021. 11 The majority of imported and consumed shrimp is of smaller variety (<22 grams). We focus on growing larger shrimp (28+ grams) as there is strong demand for large, sustainably produced shrimp but limited quantities as we believe some of our competitors focus on intensive methods that produce smaller shrimp. Our focus will be to sell to retailers first and niche markets second, where the pricing makes economic sense.

Worldwide

The total global value for shrimp trade in 2022 was $24B USD. 12 The total global production of farm raised shrimp in 2022 was slightly over 4.0 MMT or 8.8 billion pounds. In the last decade, to keep up with global demand, production of farm raised shrimp has grown 60% and now accounts for more than 54% of all global shrimp produced for food.

The demand and production of farm raised shrimp is at an all-time high with annual production growth estimated to be 6.72% CARG (compounded annual growth rate) through 2028. 13 Global growth rates had stagnated during the COVID Pandemic, however in the U.S., imports grew by 7.4% YoY, with global consumption rates increasing by 14% by late 2021. Post COVID production output increased significantly for Ecuador, which is now on par with India in terms of total production volume, resulting in a total global supply in line with demand, which had impacted global prices negatively. The demand for shrimp continues to rise and, more importantly, the demand for premium quality product should impact prices positively going forward as demand starts to again outpace supply. 14

The world's largest consumer markets for shrimp are (in order): China, the U.S., and the EU+UK, with China consuming roughly 24% (1.8 MMT) of all produced shrimp. The U.S. and EU account for roughly 10% each. Japan, being the 4th largest consumer of shrimp, prefers larger, higher quality head on shrimp, but per capita consumption is very dependent on the value of the Yen. 15

Recent developments around the use of antibiotics in Indian grown shrimp by the EU, could significantly impact the exports by Indian countries. Indian shrimp imports account for almost 40% of total imports for both the EU and the U.S. While the U.S. has not expressed the same concern as the EU, the Food and Drug Administration (the “FDA”) does follow closely the decisions of the EU on seafood imports. Any reduction in importation of Indian shrimp to either the EU or U.S. will have dramatic effects on regional prices. 16

Pacific Vannemei is the leading species of farm raised shrimp and is the preferred shrimp in China, the U.S., and the EU. 17 Head on/shell on (“HOSO”) are preferred in both China and the EU.

___________________________

11 https://research.rabobank.com/far/en/documents/124852_Rabobank_Global-Seafood-Trade_Sharma-Nikolik_Oct2022.pdf

12 https://www.prnewswire.com/news-releases/global-shrimp-market-report-2023-sector-to-reach-69-35-billion-by-2028-at-a-6-7-cagr-301835697.html

13 https://siamcanadian.com/us-shrimp-imports-see-second-straightmonth-of-y-o-y-volume-value-declines-undercurrentnews/

14 https://www.globalseafood.org/advocate/with-growing-demand-for-sustainably-farmed-seafood-oman-tests-the-waters-with-shrimp-farming-in-the-desert/

15 https://www.fao.org/in-action/globefish/market-reports/resource-detail/en/c/1650814/

16 https://www.globalseafood.org/advocate/eu-antibiotics-india-shrimp/

17 https://www.globalseafood.org/advocate/annual-farmed-shrimp-production-survey-a-slight-decrease-in-production-reduction-in-2023-with-hopes-for-renewed-growth-in-2024/

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Major Producers: (According to Food & Agriculture Organization of the United Nations): China, Thailand, Indonesia, Brazil, Ecuador, Mexico, Venezuela, Honduras, Guatemala, Nicaragua, Belize, Viet Nam, Malaysia, Taiwan P.C., Pacific Islands, Peru, Colombia, Costa Rica, Panama, El Salvador, the United States of America, India, Philippines, Cambodia, Suriname, Saint Kitts, Jamaica, Cuba, Dominican Republic, Bahamas.

Imports: Shrimp demand improved in the U.S., supported by lower import prices. Demand was slightly higher among all European markets in early 2021, which was up from 2020.18

Target Markets and Segmentation

We plan to focus exclusively on the U.S. domestic market at this time.

Marketing

We are currently marketing directly to retail through our sales team. We understand the immediate needs to establish our brand and position. We also recognize the limitations of our competition in this space (lack of promotion, no or improper use of social media, etc.). This allows us to develop appropriate strategies and clear goals both long and short term.

Strategic Relationships: We have partnerships with marketing professionals who can help us with building our brand, differentiate from the competition and generate leads.

Investment: We will seek to invest time and money into promotional efforts that will help us reach our goals.

Differentiation: We believe that we have a top-tier quality product, responsible and sustainable means of production, and the ability to quickly increase our scale to meet demand. These are all attractive features to our buyers and their customers.

Competition

We face competition from various importers of shrimp to the U.S. including Chicken of the Sea, Order, Aqua Star Importers, Eastern Fish Co., Mseafood Corporation. Locally, we face competition from Bower’s Shrimp Farm located in Collegeport, Texas.

Intellectual Property

Besides our company name and website (www.transamaqua.com) and trade secrets, we don’t own any material intellectual property.

Suppliers

We do not rely on a single supplier and have multiple options for almost all our required inputs.

________________________________

18 https://siamcanadian.com/us-shrimp-imports-see-second-straightmonth-of-y-o-y-volume-value-declines-undercurrentnews/

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Government Regulation

Our farm and operations require approval from the Texas Parks and Wildlife Department (“TPWD”) to stock and harvest our ponds. The permission requires an animal health testing to confirm no presences of disease. We have obtained permission from the TPWD. We are technically considered a mariculture facility and thus exempt from requiring a water intake permit from the Arroyo Colorado River. Other than the permission from the TPWD, there are no licenses or permits needed to operate our business other than our business license from the State of Texas.

The plants that process shrimp are subject to the rules and regulations of the U.S. Food and Drug Administration.19 As a domestic aquaculture producer, we are not considered a Processor and as such are not subject to any specific rules or regulations governed by the Food & Drug Administration. We focus only on the production of the shrimp, we do not own or operate any processing plants.

Properties

Our farm sits on 1,880 acres in Arroyo City, Texas with 1,144 acres of grow out ponds suitable for shrimp farming. The development of the maturation-hatchery complex and 484 acres of grow-out ponds are fully operational as of today. The remaining 660 acres will be cleared and prepared for stocking in March 2024 with funds raised and cashflow reinvested from harvests in 2023. Both the farm and hatchery are in the process of GAA/BAP certification.

Our principal executive offices are located at 1022 Shadyside Lane, Dallas, TX 75223. Our CEO allows us to use this address free of charge.

Employees

As of February 9, 2024, we had seven full-time employees and no part-time employees.

Legal Proceedings

On December 13, 2023, King’s Aqua Farm, LLC (“King’s Aqua Farm”) filed an Original Petition for Declaratory Judgment against TAA and Lewis Brisbois Bisgaard & Smith, LLP (“LBBS”) in the 128th Judicial District Court of Cameron County, Texas. The Petition relates to a prior lawsuit against TAA by a third party who brought legal action against TAA for water rights on land sold to TAA by King’s Aqua Farm. TAA engaged LBBS as legal counsel. After the legal action was resolved, LBBS billed TAA for the legal services provided, which TAA declared was a credit against note payments due to King’s Aqua Farm. The Petition alleges the amount of legal services charged by LBBS were unconscionable. The damages sought by King’s Aqua Farm are from $250,000 to $1,000,000, which is why management believes the action is material and not in the ordinary course.

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

________________________________

19 https://www.fda.gov/food/guidance-documents-regulatory-information-topic-food-and-dietary-supplements/seafood-guidance-documents-regulatory-information

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table sets forth the name, age, and position of each executive officer and director of the Company:

Director's Name	Age	Position
Adam Thomas	41	Chief Executive Officer, Chief Financial Officer, and Director

Luis Fernando Granda Arias	65	Chief Operating Officer

Luis Arturo Granda Roman	43	Director

Bolivar Prieto Torres	43	Director

Jeffery Sedacca	69	Director

Malcolm McNeill	76	Director and Fractional Chief Financial Officer

Saleem Elmasri	38	Director and Audit Committee Chairman

Adam Thomas, CEO, CFO, and Director. Mr. Thomas has served as Chief Executive Officer, Chief Financial Officer, and Director of the Company since August 2022 and as Chief Executive Officer of TAA since April 2016. Mr. Thomas holds a bachelor’s degree in aviation management from Bowling Green State University and holds an MBA from Capital University. He has over fifteen years’ experience in operations, strategy, and financial operations. Mr. Thomas is highly qualified and experienced in managing budgets, P&L, and strategic growth. Prior to his involvement with TAA, Mr. Thomas was a Vice President at JPMorgan Chase where he led various operational and strategy groups both domestic and international. This experience led him to a Head of Corporate Strategy role at a legal and financial consulting firm where he led multiple successful mergers & acquisitions that grew annual revenue from $30M to 100M. Mr. Thomas is not, and has not been during the past five years, the director of any other public companies.

Luis Fernando Granda Arias, COO. Mr. Arias has served as Chief Operating Officer since June 12, 2023. Mr. Arias brings almost 40 years of experience in operating shrimp farms and hatcheries. In the early 1980’s, he was one of the first individuals to successfully cause broodstock prawns to spawn in artificial conditions inside a hatchery. In addition, Mr. Arias has successfully commissioned and operated profitably over 10 shrimp farms in Ecuador ranging in size from less than 100 acres to over 3,000 acres. He brings decades of wisdom and expertise to our operation. Mr. Arias is not, and has not been during the past five years, the director of any other public companies.

Luis Arturo Granda Roman, Director. Mr. Roman has served as Director of the Company since February 2023. Mr. Roman is one of the founders of TAA. He has been involved in aquaculture his entire 38 years but, professionally, for the last 20 years. Mr. Roman is a second-generation shrimp farmer and his father, Luis Fernando Granda Arias serves our COO. Mr. Roman has designed, commissioned, and operated three hatcheries, producing 180MM post-larvae/month, where he has successfully improved quality and survival rates. He has also commissioned and managed a 3700-acre shrimp farm in Ecuador. In addition to his aquaculture operations background, he was instrumental in the design and development of a large feed manufacturing facility in southern Ecuador. Mr. Roman has an undergraduate degree in Mariculture from Texas A&M, Galveston, and a Master in Aquaculture from National Center of Aquaculture and Marine, Ecuador. Mr. Roman is not, and has not been during the past five years, the director of any other public companies.

Bolivar Prieto Torres, Director. Mr. Torres has served as Director of the Company since February 2023. Mr. Prieto Torres is the President of Excellaqua, S.A., one of the largest and most successful shrimp hatcheries in Ecuador. Mr. Torres has held numerous executive level positions within the aquaculture industry. His direct experience related to shrimp cultivation, shrimp production, shrimp processing, as well as international shrimp trade brings invaluable experience to the company’s board of directors. Mr. Torres holds a degree in Agricultural Engineering from the Litoral Polytechnic School of Mechanical Engineering and Production Sciences in Guayaquil, Ecuador. Mr. Torres is not, and has not been during the past five years, the director of any other public companies.

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Jeffery Sedacca, Director. Mr. Sedacca has served as Director of the Company since February 2023. Mr. Sedacca is a current board member of the Global Seafood Alliance (GSA). The Global Seafood Alliance is the leading group based in North America that advances responsible seafood practices worldwide through education, advocacy, and demonstration. Founded in 1997 and the driver behind certifications such as BAP (Best Aquaculture Practices), GSA found its footing with worldwide implications in 1997 (Walmart and other adopted in early 2000’s) when it was endorsed and supported by Walmart and Darden Restaurants. Mr. Sedacca is a respected authority on the U.S. domestic shrimp industry as well as imported products.

Mr. Sedacca was the CEO of Sunnyvale Seafood until he retired in late 2021. Sunnyvale Seafood is the U.S. sales arm and wholly-owned subsidiary of Goulian Aquatic Products Co., Ltd., a Chinese listed public company with annual revenues of $670,000,000 and a public market capitalization of over $4 billion. Prior to Mr. Sedacca’s position as CEO of Sunnyvale Seafood, Mr. Sedacca was President at National Fish and Seafood where he ran the shrimp division. Mr. Sedacca was also the principal owner and executive of Lumar, a shrimp producer based in the U.S. Gulf and Guatemala. Mr. Sedacca is a current board member of Gulf Shellfish Institute and Sterling Caviar/Aquafarms. Mr. Sedacca has direct sales channels into the buyer/decision makers of some of the largest seafood buyers in the U.S.

Mr. Sedacca has for decades been a vocal advocate for U.S. domestic aquaculture production. He is unquestionably recognized as a shrimp industry expert as he ran the shrimp division for National Fish and Seafood over a multi-year period. Mr. Sedacca now focuses his energies on select aquaculture companies and projects in the U.S.

Mr. Sedacca is not, and has not been during the past five years, the director of any other public companies.

Malcolm McNeill, Director and Fractional Chief Financial Officer. Mr. McNeill has served as Director of the Company since February 2023 and as Fractional Chief Financial Officer since January 2024. Mr. McNeill’s background is in accounting and finance. He worked with Price Waterhouse & Co. and has served as a financial executive or consultant to companies in the energy sector, including upstream oil and gas, interstate pipeline, independent power, biofuel development and private equity. Since August 2022 he has served with Global Energy Mentors, a group of experienced professionals advising start-up companies in the energy sector; from December 2018 to November 2021, he served as a contract CFO for Falcon Seaboard Diversified, Inc. an upstream oil and gas company; and from January 2016 to September 2018, he served as a contract CFO for Nearshore Natural Gas LLC, a developer of independent power in the Republic of Chad. Mr. McNeill is a certified public accountant and is the Audit Committee Chair on the Board. Mr. McNeill is not, and has not been during the past five years, the director of any other public companies.

Salem Elmasri. Mr. Elmasri has served as Director and Audit Committee Chairman since January 2024. Mr. Elmasri is a seasoned finance and accounting professional with a distinguished career spanning over a decade. He holds a BS in Finance and Accounting from Rutgers University, bringing a wealth of knowledge and expertise to our team. Mr. Elmasri currently serves as the Managing Partner at Titan Advisory, a role he assumed in September 2020. In this capacity, he has played a pivotal role in providing strategic financial counsel. He has also been an invaluable member of the Advisory Board for B Generous since February 2021. B Generous is a new venture-backed FinTech platform revolutionizing philanthropy and fundraising. Prior to his current roles, Mr. Elmasri served as the Managing Director - Advisory at DLA, LLC in New York City from June 2019 to April 2021. He has also held a senior leadership position as Sr. Director - Accounting Advisory at Pine Hill Group (now CFGI) in New York from March 2018 to June 2019. With a solid foundation at PwC, Mr. Elmasri served as Assurance Senior Manager for over a decade, focusing on the Pharmaceutical Sector.

Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

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Family Relationships

Mr. Roman and Arias are father and son. Mr. Thomas is related to Messrs. Arias and Roman through marriage (Mr. Thomas’ wife is Mr. Arias’ niece and Mr. Roman’s first cousin. Besides that, there are no family relationships between any of our directors and executive officers.

Audit Committee

Saleem Elmasri is currently the sole member of the audit committee, and he serves as Chairman. A summary of the audit committee’s responsibilities include:

•	the recommendation for appointment, remuneration and terms of appointment of auditors of the Company;

•	review and monitor the auditor’s independence and performance, and effectiveness of audit process;

•	examination of the financial statement and the auditors’ report thereon;

•	approval or any subsequent modification of transactions of the Company with related parties;

•	scrutiny of inter-corporate loans and investments;

•	valuation of undertakings or assets of the Company, wherever it is necessary;

•	evaluation of internal financial controls and risk management systems;

•	monitoring the end use of funds raised through public offers and related matters; and

•	any other responsibility as may be assigned by the board from time to time.

Our board of directors has not yet established a compensation committee or a nominating and corporate governance committee.

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EXECUTIVE COMPENSATION

Summary Compensation for Named Executive Officers

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the following named executive officers for all services rendered in all capacities to our company and its subsidiaries for the years ended December 31, 2023 and 2022.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Total ($)
Adam Thomas, CEO, CFO, Director	2023	63,375(1)	63,375
	2022	–	–

________________________

(1)	Accrued and unpaid.

We currently have not entered into an employment agreement with Mr. Thomas; however, effective June 12, 2023, our board of directors approved the following compensation for Mr. Thomas:

•	effective April 1, 2023, Mr. Thomas will receive an annual base salary of $169,000 for his service as Chief Executive Officer;

•	Mr. Thomas will be eligible to receive incentive compensation of up to $41,000 in the form of cash and stock, at Mr. Thomas’ election; and

•	Mr. Thomas is eligible to receive employment benefits as generally provided by our policies and benefit plans for employees.

Mr. Thomas has agreed to receive only 50% of his accrued and unpaid compensation for 2023.

Summary Compensation for Directors

During the year ended December 31, 2023, the award of $43,000 of Common Stock was earned by each of our directors; however, the shares have yet to be issued.

Effective June 12, our board of directors approved the following compensation for non-management directors:

•	annual retainer of $43,000 for board membership, inclusive of all Board meeting and committee meeting attendance fees;

•	annual retainer for service on the Audit Committee of $10,000;

•	annual retainer for service as the Chairperson of any committee established by the board, other than the Audit Committee, of $5,000; and

•	reimbursement for reasonable out-of-pocket expenses actually incurred in connection with participation and/or attendance of board and committee meetings.

The annual retainer fees for non-management director and committee Chairpersons will be paid in one annual payment at the end of each fiscal year. Newly appointed directors and/or committee Chairpersons will be paid on a pro rata basis in relation to time served during their first calendar quarter of service. Subject to approval of the Board of Directors, a non-management director may receive payment of the annual retainer in restricted shares of common stock of the Company, which will vest at the rate of 1/3 per year over a period of three years after the date of such grant.

Equity Awards

As of December 31, 2023, there were no outstanding equity awards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The table below sets forth information as to our directors, named executive officers, and executive officers and each person owning of record or was known by the Company to own beneficially shares of stock greater than 5% of the 1,374,330,921 (1,374,155,277 common plus 105,860 preferred) shares as of February 9, 2024. The table includes preferred stock that is convertible into common stock and information as to the ownership of the Company's Stock by each of its directors, named executive officers, and executive officers and by the directors and executive officers as a group. There were no stock options outstanding as of February 9, 2024. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them. The address for each of our directors, named executive officers, and executive officers is 1022 Shady Side Lane, Dallas, TX 75223.

Name and Position	Shares of Common Stock Owned	Shares of Series C Preferred Stock Owned(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Beneficial Ownership Before Offering	Percentage of Beneficial Ownership (Assuming All Shares are Sold)
Adam Thomas, CEO, CFO and Director	0	11,610	0	9.87%	9.87%
Luis Fernando Granda Arias, COO	0	0	0	–	–
Luis Arturo Granda Roman, Director	0	18,062	0	15.35%	15.35%
Bolivar Prieto Torres, Director	0	9,033	0	7.68%	7.68%
Jeffery Sedacca, Director	0	0	0	–	–
Malcolm McNeill, Director	0	0	0	–	–
Total named executive officers, executive officers, and directors (six persons)	0	38,705	0	–	–
> 5% Beneficial Stockholders:
Cesar Granda 5129 Bellerive Bend Dr. College Station, TX 77845	0	10,642	0	9.05%	9.05%
Rafael Verduga Puerto Lucia Bloque F department 3W Salinas, Santa Elena - Ecuador	0	18,166	0	15.44%	15.44%
Jorge Bravo Jose Maria Pena 415-35 y Venezuela, Loja, Ecuador Ec110101	0	14,417	0	12.25%	12.25%

*Less than 1%

(1)	The shares of Series C Preferred Stock are not convertible until 12 months after issuance. The shares of Series C Preferred Stock are convertible into 85% of the fully diluted issued and outstanding shares of Common Stock.

(2)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Except as disclosed below, for transactions with our executive officers and directors, please see the disclosure under “EXECUTIVE COMPENSATION” above.

On October 1, 2021, TAA issued to Excellaqua, S.A. an unsecured promissory note in the principal amount of $45,923.27. The lender is owned by Bolivar Prieto Torres, a director of the Company.

On October 1, 2021, TAA issued to Luis Arturo Granda Roman an unsecured promissory note in the principal amount of $8,873.09. The lender is a director of the Company.

On October 1, 2021, TAA issued to Adam Thomas an unsecured promissory note in the principal amount of $138,330.05. The lender is a director and executive officer of the Company.

Mr. Thomas is also owed $20,811 for unreimbursed business expenses through December 31, 2022.

On December 31, 2022, the Company issued an unsecured promissory note to Adam Thomas for $63,514.

On March 29, 2023, TAA issued Jeffery Sedacca an unsecured promissory note in the principal amount of $50,000. The lender is a director of the Company.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that most of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

We currently have not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy regarding the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

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DESCRIPTION OF SECURITIES

The total number of shares of capital stock which we have the authority to issue is: 6,020,106,295. These shares are divided into two classes with 6,000,000,000 shares designated as common stock at $0.000001 par value (the “Common Stock”) and 20,106,295 shares designated as preferred stock at $0.000001 par value (the “Preferred Stock”).The Preferred Stock of the Company is issuable by authority of the Board of Director(s) of the Company in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as our Board of Directors may determine, from time to time. Out of the Preferred Stock, the following series have been designated:

•	Series B Preferred Stock (5,000 shares authorized);

•	Series C Preferred Stock (100,000 shares authorized);

•	Series D Preferred Stock ( 1,295 shares authorized).

We have 1,374,155,277 common shares and 105,790 preferred shares outstanding (including 5,000 shares of Series B Preferred Stock, 100,000 shares of Series C Preferred Stock, and 1,295 shares of Series D Preferred Stock) as of the date of this prospectus.

Common Stock

Our Certificate of Incorporation authorize us to issue 6,000,000,000 shares of common stock, par value $0.000001 per share. The holders of outstanding common shares are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. The common shares are not entitled to pre-emptive rights and are not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common shares after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding common share is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorize us to issue 20,106,295 shares of preferred stock, par value $0.000001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations, or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring, or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Series B Preferred Stock

There are presently 5,000 shares of Series B Preferred Stock issued and outstanding.

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Conversion Rights

The shares of Series B Preferred Stock are not convertible into shares of Common Stock.

Voting Rights

The shares of Series B Preferred Stock have 1,000,000 votes per share. The holders of Preferred Stock vote together with the Common Stock in the same class.

Dividend Rights

Any dividends (other than dividends on Common Stock payable solely in Common Stock) set aside or paid will be set aside or paid among the holders of the Preferred Stock and Common Stock in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then effective conversion rate.

Series C Preferred Stock

There are presently 100,000 shares of Series C Preferred Stock issued and outstanding.

Conversion Rights

The shares of Series C Preferred Stock are not convertible until 12 months after issuance. The shares of Series C Preferred Stock are convertible into 85% of the fully diluted issued and outstanding shares of Common Stock.

Voting Rights

The shares of Series C Preferred Stock vote, as a class, in an amount equal to 66% of the outstanding votes. The holders of Preferred Stock vote together with the Common Stock in the same class. In order to exercise voting power, a minimum of 51% of the then outstanding Series C Preferred Stock will be required to vote in the affirmative. However, 75% of the then outstanding Series C Preferred Stock will be required to vote in the affirmative for the following:

•	any merger or acquisition of a substantial asset or company;

•	any sale of all or substantially all of the assets of the Company; and

•	amendments to the Company’s Articles of Incorporation.

Dividend Rights

Any dividends (other than dividends on Common Stock payable solely in Common Stock) set aside or paid will be set aside or paid among the holders of the Preferred Stock and Common Stock in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then effective conversion rate.

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Series D Preferred Stock

There are presently 895 shares of Series D Preferred Stock issued and outstanding.

Conversion Rights

Each share of Series D Preferred Stock is convertible, at any time, into the number of shares of Common Stock determined by dividing the Stated Value ($1,200, subject to increase) by the Conversion Price ($0.00306 per share (90% of the VWAP of the Common Stock during the ten trading days prior to the July 2023 SPA, subject to adjustments)).

Voting Rights

The Series D Preferred Stock will vote together with the Common Stock, on an as-converted basis subject to beneficial ownership limitations (4.99%). However, without the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, directly and/or indirectly:

•	alter or change adversely the powers, preferences, or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation for the Series D Preferred Stock;

•	authorize or create any class of stock ranking as to redemption or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series D Preferred Stock or authorize or create any class of stock ranking as to dividends senior to, or otherwise pari passu with the Series D Preferred Stock;

•	amend its Articles of Incorporation or other charger documents in any manner that adversely affects any rights of the holders of Series D Preferred Stock;

•	increase the number of authorized shares of Series D Preferred Stock; or

•	enter into any agreement with respect to any of the above.

Dividend Rights

Each share of Series D Preferred Stock is entitled to receive cumulative dividends of 8% per annum, payable quarterly, beginning on issuance. Dividends can be paid in cash or in shares of Series D Preferred Stock, at the discretion of the Company.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series D Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value ($1,200 subject to increase), plus any accrued and unpaid dividends and any other fees or liquidated damages then due and owning for each share of Series D Preferred Stock before any distribution or payment is made to the holders of the Common Stock and any other securities which are not explicitly senior or pari passu to the Series D Preferred Stock.

Stock Options

We currently have no outstanding stock options.

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Dividend Policy

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future (besides dividends owed to the holder of the Series D Preferred Stock). Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

Transfer Agent

We have appointed Mountain Share Transfer LLC, 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA, 30339, to act as transfer agent for the common stock.

Charter and Bylaws

Our Articles of Incorporation and Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:

•	the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors; and

•	the ability of our board of directors, by majority vote, to amend our bylaws, which may allow our board of directors to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend our by-laws to facilitate a hostile acquisition.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors

Under our Articles of Incorporation, to the fullest extent allowable under the Colorado Business Corporation Act (“CBCA”), our directors have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

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PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the Selling Security Holder. The common stock may be sold or distributed from time to time by the Selling Share Holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market price prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices , or at fixed prices, which may be changed . The Selling Security Holder may use any one or more of the following methods when selling securities:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters may act solely as agents;

•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

For purposes of shares to be issued under the EFA, the Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

GHS has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the EFA. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. GHS has informed us that each such broker-dealer will receive commissions from GHS that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or more than customary commissions. Neither we nor GHS can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between GHS or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Security Holder, and any other required information.

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We will pay the expenses incident to the registration, offering, and sale of the shares to GHS. We have agreed to indemnify GHS and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. GHS has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by GHS specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

GHS has represented to us that at no time prior to the EFA has GHS or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction , which establishes a net short position with respect to our common stock. GHS agreed that during the term of the EFA, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised GHS that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made to stabilize the price of a security in connection with the distribution of that security. All the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by GHS.

Our common stock is quoted on the OTC Markets under the symbol “GRPS.”

For purposes of shares to be issued under the EFA, the Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

For purposes of shares to be issued under the EFA, the Selling Security Holder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Because the Selling Security Holder is deemed to be an “underwriter” within the meaning of the Securities Act (for purposes of shares to be issued under the EFA), it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Security Holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Security Holder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Security Holder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Security Holder or any other person. We will make copies of this prospectus available to the Selling Security Holder and have informed the Selling Security Holder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

52

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Common Stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement becomes effective, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of Common Stock reserved for issuance thereunder. Following the effectiveness of any such Registration Statement, the shares of Common Stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our Common Stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of December 6, 2023, we had outstanding an aggregate of 1,374,155,277 shares of Common Stock of which approximately 306,763,528 shares are restricted Common Stock. All our shares of Common Stock might be sold under Rule 144 after having been held for six months and one year after “Form 10 information” has been provided by us. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our Common Stock, or the availability of such shares for future sale, will have on the market price of our Common Stock or our ability to raise capital through an offering of our equity securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of December 31, 2023, the Company had no securities authorized for issuance under equity compensation plans either approved or not approved by the Company’s shareholders.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

We have not entered into indemnification agreements with any of our directors, executive officers, and other key employees. However, we may do so in the future. Such indemnification agreements will likely require us to indemnify our directors to the fullest extent permitted by Colorado law. We may also agree to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and would be, therefore, unenforceable. In the event we do enter into such indemnification agreements and a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

53

LEGAL MATTERS

The legality of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for us by Business Legal Advisors, LLC of Draper, Utah.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company as of December 31, 2021 and 2022, which include an explanatory paragraph relating to our ability to continue as a going concern, included in this Prospectus have been audited by Burton McCumber & Longoria, L.L.P., an independent auditor, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act (SEC File No. 333-274059) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of the Company, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our Prospectus. You may read and copy any materials we file with the SEC at the public reference room of the SEC at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the Internet website for the SEC at http://www.sec.gov.

54

INDEX TO FINANCIAL STATEMENTS

As of September 30, 2023

and for the Three- and Nine-Months Ended September 30, 2023 and 2022

(Unaudited)

As of December 31, 2022 and 2021

and for the Years Ended December 31, 2022 and 2021

(Audited)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Trans American Aquaculture, Inc.

     (formerly Gold River Productions, Inc.)

Results of Review of Interim Financial Information

We have reviewed the consolidated balance sheet of Trans American Aquaculture, Inc. (formerly Gold River Productions, Inc.) and Subsidiary (the Company) as of September 30, 2023 and the related consolidated statements of operations, consolidated statement of stockholders’ equity for the three-months and nine-months ended September 30, 2023 and 2022, and the statements of cash flows for the nine-months ended September 30, 2023 and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheet of the Company as of December 31, 2022, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the year then ended (not presented herein); and in our report dated July 31, 2023, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2022, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

Brownsville, Texas

December 4, 2023

(Except as described in footnote 3 as to which the date is January 19, 2024.)

F-2

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Consolidated Balance Sheets

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$68,986	$-0-
Other receivable	58,257	46,038
Inventory	404,201	161,560
TOTAL CURRENT ASSETS	531,444	207,598

PROPERTY AND EQUIPMENT	7,935,825	7,920,692
Less accumulated depreciation	(513,505)	(457,920)
NET PROPERTY AND EQUIPMENT	7,422,319	7,462,772

TOTAL ASSETS	$7,953,763	$7,670,370

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank overdraft	$-0-	$288
Accounts payable	463,047	223,476
Accrued interest expense	714,861	446,870
Other accrued expenses	242,895	138,532
Income tax payable	58,256	46,038
Due to related parties	1,523,236	1,516,025
Current portion of notes payable	488,596	326,716
TOTAL CURRENT LIABILITIES	3,490,892	2,697,945

LONG-TERM LIABILITIES
Notes payable net of current portion	4,363,078	4,581,215
Deferred tax liability, net	-0-	26,937
TOTAL LONG-TERM LIABILITIES	4,363,078	4,608,152

STOCKHOLDERS' EQUITY
Common stock, $.000001 par value, 3,000,000,000 shares authorized, 1,452,655,528 shares issued and outstanding	20	-0-
Preferred Stock, Series A, .000001 par value 9,078,000 shares authorized, 9,078,000 issued and outstanding	-0-	-0-
Preferred Stock, Series B, .000001 par value 5,000 shares authorized, 5,000 issued and outstanding	-0-	-0-
Preferred Stock, Series C, $.000001 par value, 100,000 shares authorized, 100,000 issued and outstanding and outstanding	-0-	-0-
Preferred Stock, Series D, .000001 par value, 1,144 shares authorized, 997 issued and outstanding	-0-	-0-
Additional paid in capital - common stock	99,980	-0-
Additional paid in capital - preferred stock (Series C)	1,287,091	1,287,091
Additional paid in capital - preferred stock (Series D)	985,471	-0-
Accumulated deficit	(2,272,769)	(922,817)
TOTAL STOCKHOLDERS' EQUITY	99,793	364,274

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,953,763	$7,670,370

The accompanying notes are an integral part of these financial statements.

F-3

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Consolidated Statements of Operations

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Sales and service	$-0-	$-0-	$-0-	$48,636

COST OF REVENUES
Cost of revenues	400,000	31,307	400,000	162,061

GROSS PROFIT	(400,000)	(31,307)	(400,000)	(113,425)

GENERAL AND ADMINISTRATIVE EXPENSES	246,667	146,260	592,242	306,977

OTHER INCOME (EXPENSE)
Other income	-0-	-0-	1,750	-0-
Interest expense	(121,551)	(205,912)	(358,926)	(306,567)

TOTAL OTHER INCOME (EXPENSE)	(121,551)	(205,912)	(357,176)	(306,567)

NET INCOME (LOSS) BEFORE TAXES	(768,218)	(383,478)	(1,349,418)	(726,969)

INCOME TAX EXPENSE (BENEFIT)	-0-	-0-	(26,937)	-0-

NET INCOME (LOSS)	$(768,218)	$(383,478)	$(1,322,481)	$(726,969)

Basic and Diluted Net loss per common share	(0.000529)		(0.000911)

Weighted average common shares outstanding - basic	1,452,655,528		1,452,067,293

The accompanying notes are an integral part of these financial statements.

F-4

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Consolidated Statements of Stockholders’ Deficit

(Unaudited)

For the three months and nine months ended September 30, 2023 and 2022

	Members;	Common Stock		Preferred Stock, Series A		Preferred Stock, Series B		Preferred Stock, Series C		Preferred Stock, Series D		Accumulated
	Capital	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	Total
Balance December 31, 2021	$776,955	1,248,901,842	$–		$–		$–		$–		$–	$–	$776,955

Contributions	257,274												257,274

Balance March 31, 2022	$1,034,229	1,248,901,842	$-0-	-0-	$-0-	-0-	$-0-	-0-	$-0-	-0-	$-0-	$-0-	$1,034,229

Contributions	99,557												99,557

Balance June 30, 2022	$1,133,786	1,248,901,842	$-0-	9,718,000	$-0-	5,000	$-0-	-0-	$-0-	-0-	$-0-	$-0-	$1,133,786

Contributions	153,306												153,306

Reverse Acquisition	(1,287,091)	15,248,503						100,000	1,287,091				-0-

Preferred Series A Conversion		64,000,000		(640,000)									-0-

New shares issued		19,074,438											-0-

Net loss												(726,969)	(726,969)

Balance September 30, 2022	$-0-	1,347,224,783	$-0-	9,078,000	$-0-	5,000	$-0-	100,000	$1,287,091	-0-	$-0-	$(726,969)	$560,123

Balance December 31, 2022	$-0-	1,432,655,528	$-0-	9,078,000	$-0-	5,000	$-0-	100,000	$1,287,091	-0-	$-0-	$(922,817)	$364,274

Issuance of common shares	-0-	20,000,000	100,000	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	100,000

Issuance of preferred shares	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	250	250,000	-0-	250,000

Net loss	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	(258,194)	(258,194)

Balance March 31, 2023	$–	1,452,655,528	$100,000	9,078,000	$-0-	5,000	$-0-	100,000	$1,287,091	250	$250,000	$(1,181,011)	$456,080

Issuance of preferred shares	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	286	286,000	-0-	286,000

Stock Dividends	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	8	8,000	(8,000)	-0-

Net loss	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	(296,069)	(296,069)

Balance June 30, 2023	$-0-	1,452,655,528	$100,000	9,078,000	$-0-	5,000	$-0-	100,000	$1,287,091	544	$544,000	$(1,485,080)	$446,011

Issuance of preferred shares	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	434	422,000	-0-	422,000

Stock Dividends	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	19	19,471	(19,471)	-0-

Net loss	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	(768,218)	(768,218)

Balance September 30, 2023	$-0-	1,452,655,528	$100,000	9,078,000	$-0-	5,000	$-0-	100,000	$1,287,091	997	$985,471	$(2,272,769)	$99,793

The accompanying notes are an integral part of these financial statements.

F-5

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Consolidated Statements of Cash Flows

	For the nine months ended
	September 30,
	2023	2022
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,322,481)	$(726,969)
Noncash items included in net loss:
Depreciation expense	55,585	64,461
Common stock issued for professional services	100,000	-0-
(Increase) decrease in:
Other receivable	(12,219)	-0-
Inventory	(242,641)	-0-
Deferred tax liability	(26,937)	-0-
Increase (decrease) in:
Accounts payable and other accrued expenses	343,936	(21,707)
Income tax payable	12,218	-0-
Accrued interest expense	267,991	-0-
CASH USED IN OPERATING ACTIVITIES	(824,548)	(684,215)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for the purchase of fixed assets	(15,132)	-0-
CASH USED IN INVESTING ACTIVITIES	(15,132)	-0-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of bank overdraft	(288)	-0-
Proceeds from shareholder notes payable	123,700	22,960
Payments on shareholder notes payable	(116,488)	(8,676)
Proceeds (Payments) on notes payable	(56,258)	108,032
Contributions	-0-	527,497
Issuance of Preferred Shares	958,000	-0-
CASH PROVIDED BY FINANCING ACTIVITIES	908,666	649,813

NET DECREASE	68,986	(34,402)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-0-	(3,876)

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$68,986	$(38,278)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$22,518	$111,558
Cash paid for income taxes	$-0-	$-0-

NON-CASH
Common stock issued for services rendered	$100,000	$-0-

The accompanying notes are an integral part of these financial statements.

F-6

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Consolidated Notes to Financial Statements

September 30, 2023 and 2022

NOTE 1 – BUSINESS ORGANIZATION

Business Organization

Trans American Aquaculture, Inc. formerly Gold River Productions, Inc. (GRP), (“the Company”) was incorporated in the State of Delaware on September 18, 2006, as Polythene Metro Corp before being acquired by Gold River Productions, Inc. on January 25, 2007. The Company was re-incorporated in the State of Colorado in July 2018. In February 2023, pursuant to shareholder and Board approval, the Company changed its name to Trans American Aquaculture, Inc., reflective of its new management and operations, and applied to the Financial Industry Regulatory Authority (“FINRA”) to change its ticker symbol from GRPS to TAAQ.

On August 28, 2022, Richard Goulding, executive and selling party of Gold River Productions, Inc. and Adam Thomas, purchaser, executed a Stock Purchase Agreement (“SPA”).  Under the terms of the SPA, Mr.  Goulding, agreed to sell to Adam Thomas, CEO of TAA, 9,078,000 shares of the Company’s Series A Preferred Stock, and to retain 640,000 shares for later conversion to the Company’s common stock.  Each share of Series A Preferred Stock is convertible into 100 shares of the Company’s common stock.  In addition, Mr. Thomas agreed to purchase all of the Company’s outstanding shares of Series B Preferred Stock from Mr. Goulding for a cash payment of $5,000.

 In further consideration for the sale of the shares of Series A and Series B Preferred Stock, Mr. Goulding agreed to:

1.	Increase the authorized shares of the Company’s common stock to three billion (3,000,000,000) shares;

2.	Convert his retained 640,000 shares of Series A Preferred Stock, to 64,000,000 shares of common stock;

3.	Issue to various former employees and consultants of the Company an aggregate amount of 15,248,503 shares of the Company’s common stock; and

4.	Complete the assignment of assets and assumption of liabilities as they existed immediately prior to the closing of the stock purchase agreement on August 29, 2022.

Following the purchase of the shares of Class A and Class B Preferred Stock, Mr. Thomas and TAA agreed to:

1.	To have the Company issue shares of a Class C Preferred Stock to the former members of TAA, such shares to be convertible into 85% of the Company’s common stock, but limited as to this conversion for a minimum of 12 months from the date of issuance; and

2.	To cancel and withdraw the shares of Series A Preferred Stock.

As of September 30, 2023, the parties are contemplating an amendment to the SPA; however, no terms have been agreed.

On August 29, 2022, Gold River Productions, Inc. and Goulding executed an Assignment of Rights and Assumption of Liabilities Agreement whereby Gold River Productions, Inc. assigned all of its assets and liabilities to Mr. Richard Goulding (Mr. Goulding), Chairman of the Board and CEO of GRP, resulting in GRP becoming a public shell company without any assets or liabilities and became the accounting acquiree.

F-7

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

September 30, 2023 and 2022

NOTE 1 – BUSINESS ORGANIZATION (CONTINUED)

On September 13, 2022, Gold River Productions, Inc. and Trans American Aquaculture, LLC (“TAA”) executed a Definitive Equity Exchange Agreement in a transaction accounted for as a reverse acquisition, whereby TAA became the accounting acquiror.   TAA operates a large land-based shrimp farming and technology company located in South Texas. The Company produces premium quality, farm-raised white shrimp, 100% free of antibiotics and hormones, and cultivated using safe and sustainable practices. Its principal markets consist of seafood distributors, restaurants, and grocery store chains in the United States. Using decades of experience in the shrimp aquaculture industry, products are grown with our superior technology and our proprietary genetics which results in a superior fresh product always grown in the United States.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying consolidated financial statements include the accounts of Trans American Aquaculture, Inc and its wholly-owned subsidiary Trans American Aquaculture, LLC, a Texas Limited Liability Company. All significant intercompany balances and transactions have been eliminated in consolidation. The accompanying financial statements have been prepared on the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Inventory

Inventory is valued at lower of cost or the net realizable value on a first-in, first-out basis. Depending on the development and growth stage of shrimp, the Company’s inventory is comprised of 1) broodstock held for restocking the next harvest cycle, 2) broodstock held for sale, and 3) shrimp held for sale. Feed, direct labor and overhead costs are capitalized to inventory during the growth cycles. The Company evaluates realization of shrimp based on market prices at the end of each period. The Company wrote off $400,000 at the end of September 30, 2023 to reflect net realizable value of inventory.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed while expenditures for renewals which prolong the lives of the assets are capitalized. When items are disposed of, the cost and accumulated depreciation are eliminated from the accounts and any net gain or loss is included in the consolidated statement of income.

F-8

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

September 30, 2023 and 2022

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For financial reporting purposes, depreciation of property and equipment is provided for by using the straight-line method based on the estimated service lives of the property as follows:

Land improvements	40 years
Buildings and structures	40 years
Farm equipment	10 – 20 years
Autos and trucks	10 years

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an asset has been impaired, the amount of the impairment is charged to operations. No impairments were recognized for the periods ended September 30, 2023 and 2022.

Income Taxes

The Company uses an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually.

Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax assets and liabilities.

The Company's income tax returns are subject to examination by the appropriate tax jurisdictions. As of December 4, 2023, the Company needs to file federal and state income tax returns for 2020, 2021 and 2022. During 2020, the Company had taxable income primarily as a result of a short-term capital gain of $445,500 on the sale of a joint venture interest. This resulted in taxable income of $155,200 and an unremitted federal income tax liability of $33,180. With accrued penalties and interest through September 30, 2023, the total due the IRS is $58,256. All liabilities, including federal taxes, were indemnified by Goulding as part of the transaction and accordingly a receivable due from the previous owner of the Company has been recorded in other assets. The Company intends to file its 2020 federal tax return and pay the tax due, plus penalties in interest once it has sufficient cash to do so.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

F-9

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

September 30, 2023 and 2022

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenues according to the Financial Accounting Standard Board (“FASB”) Accounting Standard Codification (“ASC 606”) and Accounting Standard Update ASU 2014-09 “Revenues from Contracts with Customers.” Under the 606, revenues is recognized when the customer obtains control of promised goods or services in amounts that reflect the consideration which the entity expected to receive in exchange of goods and service. The Company does not collect sales, value-add and other taxes collected on behalf of third parties. To determine revenue recognition, the Company performs the following five steps: (1) identify the contract with customer; (2) identify the performance obligations in contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligation in the contract; and (5) recognize revenues when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue as a single performance obligation when it transfers its products to customers, being when the goods are shipped and transfers to a buyer and when performance obligation under contracted sales are completed.

Advertising and Promotion

All costs associated with advertising and promoting the Company's goods and services are expensed in the year incurred.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to credit risk consist primarily of temporary cash investments and accounts receivable.

The Company maintains its cash balances at a large financial institution. At times such balances may exceed federally insured limits. The Company has not experienced any losses in an account. The Company believes it is not exposed to any significant credit risk on cash and had no balances in excess of the $250,000 FDIC limit for the three months ended September 30, 2023 and December 31, 2022.

For the nine months ended September 30, 2022, one customer accounted for 100% of total revenues earned. As of September 30, 2022, there was no accounts receivable due from this customer. There was no customer concentration for the three and nine months ended September 30, 2023.

The Company’s sole source of expected future revenue consists of the sale of a single live product which requires substantial care.  Production risks such as weather, disease and other factors could affect the Company’s ability to realize revenue from its inventory stock.

Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 4, 2023 (except as to Note 3 – Inventory as to which the date is January 19, 2024), the date the financial statements were issued and reissued, respectively.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is calculated by using the weighted-average number of common shares outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the dilutive potential shares of common stock had been issued. The dilutive effect of the Company’s is reflected in diluted net loss per share by application of the treasury stock method. The dilutive securities are excluded from the computation of diluted net loss per share when net loss is recorded for the period as their effect would be anti-dilutive.

F-10

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

September 30, 2023 and 2022

NOTE 3 – INVENTORY

The following information has been updated through January 19, 2024 as a result of management’s evaluation of a change in estimate related to the realization of inventory based on actual yield of shrimp held for sale in pounds and anticipated market prices when sold.

The inventory at September 30, 2023 consists only of consumable shrimp held for sale. Included in this amount is the March 2023 broodstock cost basis reclassified to shrimp held for sale as those costs are applicable expenditures and charges directly and indirectly incurred in bringing shrimp inventory to its existing condition and location as noted in FASB ASC 330-10-30. Although, these animals will eventually come to end of life, their costs are considered part of the necessary costs to birthing and raising shrimp held for sale.

Such costs are identified and tracked by management and will ultimately become the inventory basis amounts.  Our shrimp are hatched and matured in special tanks and eventually transferred to outdoor ponds for further maturation and development. Due to the nature of developing shrimp over the course of 7–9-month period, management is only able to estimate shrimp yield at or near harvest time.  Since the shrimp are under development, their ultimate yield in pounds becomes more apparent towards the end of their development at which time realization in pounds at current market prices becomes more apparent.

The Company monitors mortality rates of developing shrimp on an ongoing basis. However, because costing is applied over the development period (as required in ASC 330-10-30) and because the shrimp in the early stages are very small, loss due to mortality is virtually indeterminable. The Company believes that valuation of inventory once the harvest yield is determinable is a better measure of it realizability at that point, than a specific valuation reserve through the development stages. Accordingly, no valuation reserve is used until harvest yield at current market prices compared to current inventory costs. At that point and if necessary, an NRV adjustment, similar to valuation reserve over time based on mortality rates, is applied once the estimate of realization is more certain. Conceptually, a valuation reserve is applied but by way of the net realizable value analysis with known facts with yield estimates and current market prices are more assured.

Just prior to harvest, the Company segregates and retains selected premium shrimp to become broodstock for the following shrimp harvest cycle. Upon identification and segregation, the selected animals are transferred from outdoor ponds to specialized indoor tanks. These tanks are highly regulated with respect to temperature, lighting and salinity levels. At September 30, 2023, the broodstock shrimp for the 2024 harvest had not been segregated from the consumable shrimp in outdoor ponds.

Collectively, the pre-harvest biomass in the ponds at that date, was estimated to be 128,000 pounds at an average size of 17 grams, which would have yielded a per pound price of $1.25 per pound. The harvest began in early November, whereupon the shrimp had grown and their price per pound had increased commensurately. By harvest time, the biomass estimated to be available for sale was 140,000 pounds with a net realizable value (based on subsequent actual sales) of $2.75 per pound. However, as shown in the table below, on an actual cost basis, the inventory at September 30, 2023 was approximately $804,000, necessitating a write-down of $400,000. This adjustment was based on actual sales of shrimp held for sale, approximately $273,000 through January 4, 2024.

F-11

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

September 30, 2023 and 2022

NOTE 3 – INVENTORY (CONTINUED)

The table below summarizes inventory for each quarter in 2023 through September 30, 2024.

		(Unaudited)	(Unaudited)	(Unaudited)
	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Broodstock held for restocking:
Beginning balance	$48,636	$161,560	$–	$–
Direct costs & overhead allocation	112,924	–	–	–
Cost of broodstock	–	(161,560)	–	–
Ending balance	$161,560	$–	$–	$–

Broodstock held for sale:
Beginning balance	$–	$–	$–	$–
Direct costs & overhead allocation	–	–	–	–
Sales	–	–	–	–
Ending balance	$–	$–	$–	$–

Shrimp held for sale:
Beginning balance	$–	$–	$297,894	$498,232
Direct costs & overhead allocation	–	136,334	200,338	305,969
Broodstock cost basis	–	161,560	–	–
Write-off based on market value	–	–	–	(400,000)
Ending balance	$–	$297,894	$498,232	$404,201

Combined ending balance	$161,560	$297,894	$498,232	$404,201

As noted above, the Company will segregate select broodstock which will be used to propagate the next harvest cycle as well as be available to sell in international markets. The Company expects to segregate and retain approximately 17,000 broodstock shrimp from shrimp held for sale which are selected for their enhanced genetics at the time of harvest following September 30, 2023.

Approximately 1,000 animals of this broodstock will be sold to foreign markets for between $75 and $80 per animal, while the balance will be used to populate our next harvest in 2024. The initial cost of the 17,000 broodstock will be reclassified from shrimp held for sale to broodstock held for sale and broodstock held for restocking on the date of segregation on a pro rata basis of cost per pound of the total biomass of shrimp held for sale. Subsequent feed, direct labor and overhead costs will be allocated in accordance with ASC 330-10-30.

F-12

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

September 30, 2023 and 2022

NOTE 4 – PROPERTY AND EQUIPMENT

As of September 30, 2023 and December 31, 2022, the Company had the following property and equipment.

	(Unaudited)
	September 30,	December 31,
	2023	2022
Autos and trucks	$66,845	$66,845
Building and improvements	656,389	656,389
Farm equipment	440,281	425,149
Other equipment	646,066	646,066
	1,809,581	1,794,449
Less: accumulated depreciation	(513,505)	(457,920)
	1,296,076	1,336,529
Land	6,126,243	6,126,243

Net property and equipment	$7,422,319	$7,462,772

Depreciation expense for the nine months ended September 30, 2023 and 2022, totaled approximately $55,585 and $64,461, respectively. Amount of depreciation expense in cost of goods sold or inventory totaled $52,626 and $36,526 for the nine months ended September 30, 2023 and 2022, respectively.

F-13

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

September 30, 2023 and 2022

NOTE 5 –LONG-TERM DEBT

Long-term debt as of September 30, 2023 and December 31, 2022, consisted of the following:

	(Unaudited) September 30, 2023	December 31, 2022
Note to an entity by the former owner of farm property, interest at 6.00%, due in monthly installments of $38,687 including interest, secured by real property, due in 2039	$4,601,674	$4,750,369

Note to former owner of farm property, interest at 6.00%, due in monthly installments of $1,450 including interest, secured by real property, due in 2023	–	6,152

Note to auto financing company, interest rate at 2.9%, due in monthly installments of $719, secured by vehicle, due in 2023	–	1,410

Note to a bank, interest at 3.75%, due in monthly installments of $719.02 including interest, secured by real property, due in 2050	150,000	150,000
	4,851,674	4,907,931
Less Current Portion	(488,596)	(326,716)
Net Long-Term Debt	$4,363,078	$4,581,215

The estimated long-term debt maturities as of September 30, 2023 are as follows:

September 30, 2023	$488,596
September 30, 2024	106,890
September 30, 2025	222,108
September 30, 2026	235,738
September 30, 2027	250,207
Thereafter	3,548,135
$4,851,674

The amount of interest expense incurred was approximately $116,870 and $205,912 for the quarters ended September 30, 2023 and 2022, respectively.

On September 30, 2022 the Company was in default on the farm property note for the $4,701,674 due to failure to remit timely monthly payments. The lender has not called the loan due and is actively involved with the company on a repayment plan.

F-14

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

September 30, 2023 and 2022

NOTE 6 – RELATED PARTY NOTES PAYABLE

As of September 30, 2023, shareholders have loaned the Company approximately $1,523,236 which accrues interest at 12% per annual and are due December 31, 2023. Accrued interest of $373,717 and $12,368 as of September 30, 2023 and September 30, 2022 respectively has been recorded in accrued interest expense on the balance sheet.

NOTE 7 – INCOME TAX

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be covered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. An allowance of $194,490 has been recorded as of September 30, 2023 due to uncertainty of the realization of deferred tax asset in future periods.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted by the end of the reporting period, and any adjustment to tax payable in respect of previous years.

In accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, included in ASC Topic 740, Income Taxes, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. There were no uncertain tax positions that required recognition by the Company. As of the date of these consolidated financial statements, the Company’s federal and various state tax returns will generally remain open for the last three years.

The Company’s provision for income taxes attributable to income before income taxes for the periods ended September 30, 2023 and 2022, consisted of the following:

	(Unaudited) September 30, 2023	December 31, 2022
Deferred tax asset related to:
NOL Carryover	$287,981	$–
Deferred tax asset (liability) related to:
Property and equipment	(93,491)	–
	194,490	–
Less: allowance	(194,490)	–
Net deferred tax asset (liability)	$–	$–

Current expense
Federal	$–	$–
State	–	–
	$–	$–
Deferred income tax expense (benefit)	$–	$(26,937)

F-15

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

September 30, 2023 and 2022

NOTE 8 – EQUITY FINANCING AND SECURITIES PURCHASE AGREEMENT

Equity Financing Agreement

On January 20, 2023, the Company entered into an Equity Financing Agreement (“the EFA”) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments, LLC, pursuant to which GHS agreed to purchase up to $10,000,000 in shares of the Company common stock, from time to time over the course of 24 months after effectiveness of a registration statement on Form S-1 of the underlying shares of the Company’s common stock.

The EFA grants the Company the right, to direct GHS to purchase shares of the Company’s common stock on any business day (a “Put”), provided that at least ten trading days (as defined in the EFA) have passed since the closing of the most recent Put. The purchase price of the shares of common stock contained in a Put shall be 80% of the lowest traded price of the Company common stock during the ten consecutive Trading Days preceding the date of the Put notice. In the event The Company up lists to Nasdaq or an equivalent national exchange, the purchase price will be 90%. No Put will be made in an amount less than $10,000 or greater than $500,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of the Company’s common stock during the ten trading days preceding the Put. In no event is the Company entitled to make a Put or is GHS entitled to purchase and own cumulative shares greater than 4.99% of the Company’s shares of common stock outstanding on such date.

The EFA will terminate upon any of the following events: when GHS has purchased an aggregate of $10,000,000 in the common stock of the Company pursuant to the EFA; or on the date that is 24 months from the date of the EFA.

Actual sales of shares of common stock to GHS under the EFA will depend on a variety of factors, including, the number of public shares the Company has available for trading on the open market (excluding closely held and restricted stock), market conditions, the trading price of the common stock, the number of shares outstanding, and the Company’s determinations as to the appropriate sources of funding for the Company and its operations. The net proceeds under the EFA to us will depend on the frequency and prices at which we sell shares of our stock to GHS.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the SEC the Registration Statement within 60 calendar days of the date of the Registration Rights Agreement;

and (ii) have the Registration Statement declared effective by the SEC within 60 calendar days after the date the Registration Statement is filed with the SEC, but in no event more than calendar 120 days after the Registration Statement is filed.

The Company will use the proceeds from the Puts for general corporate and working capital purposes and acquisitions or assets, businesses, or operations or for purposes the Board of Directors deems to be in the best interests of the Company.

Securities Purchase Agreement

On January 20, 2023, The Company entered into a Securities Purchase Agreement with GHS (the “GHS SPA”) pursuant to which 250 shares of Series D Preferred Stock for $250,000 were sold to GHS at a price per share of $1,000. In addition, pursuant to the GHS SPA, the Company issued to GHS warrants to purchase 46,296,296 shares of common stock exercisable at $0.005175 per share and terminating on January 20, 2028.

F-16

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

September 30, 2023 and 2022

NOTE 8 – EQUITY FINANCING AND SECURITIES PURCHASE AGREEMENT (CONTINUED)

On April 18, 2023, the Company entered into an Amended Securities Purchase Agreement with GHS (the “Amended SPA”) pursuant to which we sold to GHS 102 shares of Series D Preferred Stock for $102,000 ($1,000 for each share of Series D Preferred Stock). In addition, pursuant to the Amended SPA, the Company issued to GHS warrants to purchase 20,606,061 shares of Common Stock exercisable at $0.00391 per share and terminating on January 20, 2028.

On May 22, 2023, the Company entered into an Amended Securities Purchase Agreement with GHS (the “Amended SPA”) pursuant to which we sold to GHS 184 shares of Series D Preferred Stock for $184,000 ($1,000 for each share of Series D Preferred Stock). In addition, pursuant to the Amended SPA, the Company issued to GHS warrants to purchase 42,666,667 shares of Common Stock exercisable at $0.00345 per share and terminating on January 20, 2028.

On July 6, 2023, the Company entered into an Amended Securities Purchase Agreement with GHS (the “Amended SPA”) pursuant to which we sold to GHS 96 shares of Series D Preferred Stock for $96,000 ($1,000 for each share of Series D Preferred Stock). In addition, pursuant to the Amended SPA, the Company issued to GHS warrants to purchase 19,047,620 shares of Common Stock exercisable at $0.004025 per share and terminating on January 20, 2028.

In addition, pursuant to the Amended SPA, following the filing a registration statement on Form S-1 with the SEC registering the resale of the maximum aggregate number of shares of common stock issuable pursuant to the conversion of the Series D Preferred Stock and the shares issuable upon the exercise of the warrants issuable under the Amended SPA, upon satisfaction of applicable deliveries and closing conditions GHS agrees to purchase an additional 250 shares of Series D Preferred Stock for an additional $250,000 ($1,000 per share of Series D Preferred Stock) and we will issue to GHS warrants to purchase shares of common stock equal to 50% of the number of shares issuable upon conversion of the shares of Series D Preferred Stock sold to GHS.

On September 26, 2023, the Company entered into a Securities Purchase Agreement with GHS (the “September 2023 SPA”) pursuant to which we agreed to sell GHS 151 shares of Series D Preferred Stock for $146,000 ($1,000 for each share of Series D Preferred Stock and five commitment shares). At the initial closing, GHS purchased 76 shares ($1,000 per share of Series D Preferred Stock) and within 25 calendar days from the initial closing, GHS agreed to purchase 70 shares of Series D Preferred Stock. In addition, pursuant to the September 2023 SPA, we issued to GHS warrants to purchase 14,901,961 shares of Common Stock exercisable at $0.003795 per share and terminating on September 26, 2028. On October 12, 2023, GHS purchased the remaining 70 shares of Series D Preferred Stock under the September 2023 SPA. In addition, pursuant to the September 2023 SPA, we issued to GHS warrants to purchase 14,705,883 shares of Common Stock exercisable at $0.003795 per share and terminating on October 12, 2028.

NOTE 9 – SUBSEQUENT EVENTS

Pursuant to the Amended SPA, following the effectiveness of a registration statement registering this resale of shares of common stock, GHS agreed to purchase an additional 250 shares of Series D Preferred Stock for an additional $250,000 ($1,000 per share of Series D Preferred Stock). Additionally, the Company will issue to GHS warrants to purchase shares of common stock equal to 50% of the number of shares issuable upon conversion of the shares of Series D Preferred Stock sold to GHS, amounting to 23,148,148 common shares.

NOTE 10 - GOING CONCERN

The Company follows FASB ASU 2014-10 – Development Stage Entities because its principal operations have commenced, but there has been no significant revenue therefrom. To date, the Company's activities since inception have consisted principally of acquiring property, equipment, and other operating assets, raising capital, starting up production, recruiting and training personnel and raising capital. The Company's ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan as well as continuing to develop its brood stock in order to fulfill recently signed contracts. The financial statements do not include any adjustments that might be necessary if the business plan cannot be implemented or if additional capital cannot be raised, either of which could result in the Company not be able to continue as a going concern.

The Company is in the process of raising additional capital to support the completion of the developmental stage activities and ramp up ongoing full shrimp harvest cycles and establish its customer base. Therefore, the Company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company's current technology.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Trans American Aquaculture, Inc.

(formerly Gold River Productions, Inc.)

Opinion

We have audited the accompanying consolidated balance sheets of Trans American Aquaculture, Inc. (formerly Gold River Productions, Inc.) and Subsidiary (“the Company”), a Colorado Corporation, as of December 31, 2022 and 2021 and related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, and related notes to the consolidated financial statements (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company is a development stage company because its principal operations have commenced, but there has been no significant revenue therefrom which raises substantial doubt about its ability to continue as a going concern. In addition, the Company is in default on the farm property note for $4,750,369 and other creditors due to failure to remit timely monthly payments during 2022. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See Critical Audit Matters section of this report.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-18

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

As discussed in Note 8 to the financial statements, the Company is a development stage company because its principal operations have commenced, but there has been no significant revenue therefrom which raises substantial doubt about its ability to continue as a going concern. In addition, the Company is in default on the farm property note for $4,750,369 and other creditors due to failure to remit timely monthly payments during 2022. The Company is in the process of raising additional capital to support the completion of the developmental stage activities and ramp up ongoing full shrimp harvest cycles and establish its customer base. The Company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company's current technology. Accordingly, the Company's ability to continue as a going concern is highly dependent on its ability to raise additional capital and implement its business plan as well as continuing to develop its brood stock in order to realize revenue. See Substantial Doubt about the Company’s Ability to Continue as a Going Concern section of this report.

We have served as the Company’s auditor since 2021.

Brownsville, Texas

July 31, 2023

F-19

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$-0-	$-0-
Other receivable	46,038	-0-
Inventory	161,560	48,636
TOTAL CURRENT ASSETS	207,598	48,636

PROPERTY AND EQUIPMENT	7,920,692	7,920,692
Less accumulated depreciation	(457,920)	(371,971)
NET PROPERTY AND EQUIPMENT	7,462,772	7,548,721

TOTAL ASSETS	$7,670,370	$7,597,357

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank overdraft	$288	$3,876
Accounts payable	223,476	221,152
Accrued interest expense	446,870	63,603
Other accrued expenses	138,532	107,171
Income tax payable	46,038	-0-
Due to related parties	1,516,025	1,419,520
Current portion of notes payable	326,716	208,590
TOTAL CURRENT LIABILITIES	2,697,945	2,023,912

LONG-TERM LIABILITIES
Notes payable net of current portion	4,581,215	4,796,491
Deferred tax liability, net	26,937	-0-
TOTAL LONG-TERM LIABILITIES	4,608,152	4,796,491

COMMITMENTS AND CONTINGENCIES	-0-	-0-

STOCKHOLDERS' EQUITY
Common stock, $.000001 par value, 3,000,000,000 shares authorized, 1,432,655,528 shares issued and outstanding	-0-	-0-
Preferred Stock, Series A, .000001 par value 9,078,000 shares authorized, 9,078,000 issued and outstanding	-0-	-0-
Preferred Stock, Series B, .000001 par value 5,000 shares authorized, 5,000 issued and outstanding	-0-	-0-
Preferred Stock, Series C, $.000001 par value, 100,000 shares authorized, 100,000 issued and outstanding and outstanding	-0-	-0-
Additional paid in capital - preferred stock (Series C)	1,287,091	-0-
Retained earnings (deficit)	(922,817)	776,955
TOTAL STOCKHOLDERS' EQUITY	364,274	776,955

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,670,370	$7,597,357

The accompanying notes are an integral part of these financial statements.

F-20

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Consolidated Statements of Operations

	For the years ended
	December 31,
	2022	2021

REVENUES
Sales and service	$49,001	$316,112

COST OF REVENUES
Cost of revenues	287,132	973,418

GROSS PROFIT	(238,131)	(657,306)

GENERAL AND ADMINISTRATIVE EXPENSES	148,609	232,425

OTHER INCOME (EXPENSE)
Other income	1,745	32,447
Other expense	(25,440)	-0-
Interest expense	(485,446)	(544,544)

TOTAL OTHER EXPENSE	(509,141)	(512,097)

NET LOSS BEFORE TAXES	(895,880)	(1,401,828)

INCOME TAX EXPENSE (BENEFIT)	26,937	-0-

NET LOSS	$(922,817)	$(1,401,828)

Basic and Diluted Net loss per common share	(0.000713)

Weighted average common shares outstanding - basic	1,294,840,264

The accompanying notes are an integral part of these financial statements.

F-21

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Consolidated Statements of Stockholders’ Equity

For the years ended December 31, 2022 and 2021

	Members’	Common Stock		Preferred Stock, Series A		Preferred Stock, Series B		Preferred Stock, Series C		Retained Earnings
	Capital	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	(Deficit)	Total

Balance December 31, 2020	$544,830	-0-	$-0-	-0-	$-0-	-0-	$-0-	-0-	$-0-	$-0-	$544,830

Member contributions	1,633,953	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	1,633,953

Net loss	(1,401,828)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	(1,401,828)

Balance December 31, 2021	$776,955	1,248,901,842	$-0-	9,718,000	$-0-	5,000	$-0-	-0-	$-0-	$-0-	$776,955

Member contributions	510,136	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	510,136

Reverse acquisition	(1,287,091)	15,248,503	-0-	-0-	-0-	-0-	-0-	100,000	1,287,091	-0-	-0-

Preferred Series A conversion	-0-	64,000,000	-0-	(640,000)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

New shares issued	-0-	104,505,183	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Net loss	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	(922,817)	(922,817)

Balance December 31, 2022	$-0-	1,432,655,528	$-0-	9,078,000	$-0-	5,000	$-0-	100,000	$1,287,091	$(922,817)	$364,274

The accompanying notes are an integral part of these financial statements.

F-22

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Consolidated Statements of Cash Flows

	For the years ended
	December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(922,817)	$(1,401,828)
Noncash items included in net loss:
Depreciation expense	85,949	98,889
(Increase) decrease in:
Other receivable	(46,038)	-0-
Inventory	(112,924)	(48,636)
Other assets	-0-	17,024
Increase (decrease) in:
Accounts payable	2,324	22,240
Accrued interest expense	383,267	63,603
Other accrued expenses	31,361	(15,784)
Income tax payable	46,038	-0-
Deferred tax liability,net	26,937	-0-
CASH USED IN OPERATING ACTIVITIES	(505,903)	(1,264,491)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchase of fixed assets	-0-	(4,159)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-0-	(4,159)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	288	3,876
Proceeds from shareholder notes payable	112,975	816,560
Payments on shareholder notes payable	(16,469)	-0-
Proceeds from notes payable	-0-	-0-
Payments on notes payable	(97,151)	(144,753)
Contributions	510,136	595,709
CASH PROVIDED BY FINANCING ACTIVITIES	509,779	1,271,392

NET INCREASE (DECREASE)	3,876	2,741

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	(3,876)	(2,741)

CASH AND CASH EQUIVALENTS AT END OF YEAR	$-0-	$-0-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$85,463	$239,810
Cash paid for income taxes	$-0-	$-0-

NON-CASH
Capitalization of related party notes to members' capital		$1,038,243

The accompanying notes are an integral part of these financial statements.

F-23

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 1 – BUSINESS ORGANIZATION

Trans American Aquaculture, Inc. formerly Gold River Productions, Inc. (GRP), (“the Company”) was incorporated in the State of Delaware on September 18, 2006, as Polythene Metro Corp before being acquired by Gold River Productions, Inc. on January 25, 2007. The Company was re-incorporated in the State of Colorado in July 2018. In February 2023, pursuant to shareholder and Board approval, the Company changed its name to Trans American Aquaculture, Inc., reflective of its new management and operations, and applied to the Financial Industry Regulatory Authority (“FINRA”) to change its ticker symbol from GRPS to TAAQ.

On August 29, 2022, the Company entered into an agreement to purchase Trans American Aquaculture, LLC (“TAA”) in a transaction accounted for as a reverse acquisition, whereby TAA became the accounting acquiror. TAA operates a large land-based shrimp farming and technology company located in South Texas. The Company produces premium quality, farm-raised white shrimp, 100% free of antibiotics and hormones, and cultivated using safe and sustainable practices. Its principal markets consist of seafood distributors, restaurants, and grocery store chains in the United States. Using decades of experience in the shrimp aquaculture industry, products are grown with our superior technology and our proprietary genetics which results in a superior fresh product always grown in the United States. Immediately prior to the purchase, GRP assigned all of its assets and liabilities to Mr. Richard Goulding (Mr. Goulding), Chairman of the Board and CEO of GRP, resulting in GRP becoming a public shell company without any assets or liabilities and became the accounting acquiree.

Under the terms of the stock purchase agreement, Mr. Goulding, agreed to sell to Adam Thomas, CEO of TAA, 9,078,000 shares of the Company’s Series A Preferred Stock, and to retain 640,000 shares for later conversion into the Company’s common stock. Each share of Series A Preferred Stock is convertible into 100 shares of the Company’s common stock. In addition, Mr. Thomas agreed to purchase all of the Company’s outstanding shares of Series B Preferred Stock from Mr. Goulding for a cash payment of $5,000.

In further consideration for the sale of the shares of Series A and Series B Preferred Stock, Mr. Goulding agreed to:

1.	Increase the authorized shares of the Company’s common stock to three billion (3,000,000,000) shares.
2.	Convert his retained 640,000 shares of Series A Preferred Stock, to 64,000,000 shares of common stock.
3.	Issue to various former employees and consultants of the Company an aggregate amount of 15,248,503 shares of the Company’s common stock, and
4.	Complete the assignment of assets and assumption of liabilities as they existed immediately prior to the closing of the stock purchase agreement on August 29, 2022.

Following the purchase of the shares of Class A and Class B Preferred Stock, Mr. Thomas and TAA agreed to:

1.	To have the Company issue shares of a Class C Preferred Stock to the former members of TAA, such shares to be convertible into 85% of the Company’s common stock, but limited as to this conversion for a minimum of 12 months from the date of issuance; and
2.	To cancel and withdraw the shares of Series A Preferred Stock.

F-24

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying consolidated financial statements include the accounts of Trans American Aquaculture, Inc and its wholly-owned subsidiary Trans American Aquaculture, LLC, a Texas Limited Liability Company. All significant intercompany balances and transactions have been eliminated in consolidation. The accompanying financial statements have been prepared on the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Inventory

The inventory at December 31, 2022, consists of 4,000 brood stock shrimp that were born and raised on the Texas farm and are valued at the lower of cost or net realizable value on the first-in, first-out basis. The brood shrimp can be sold as stock to other aqua farms or processed for retail sale to consumers. Management has determined no allowance for inventory obsolescence is required based on its assessment of the inventory’s usefulness. As of December 31, 2022 and 2021, the net realizable value of shrimp on the aqua farm was $161,560 and $48,636, respectively.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed while expenditures for renewals which prolong the lives of the assets are capitalized. When items are disposed of, the cost and accumulated depreciation are eliminated from the accounts and any net gain or loss is included in the consolidated statement of income.

For financial reporting purposes, depreciation of property and equipment is provided for by using the straight-line method based on the estimated service lives of the property as follows:

Land improvements	40 years
Buildings and structures	40 years
Farm equipment	10 – 20 years
Autos and trucks	10 years

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an asset has been impaired, the amount of the impairment is charged to operations. No impairments were recognized for the years ended December 31, 2022 and 2021.

F-25

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company uses an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually.

Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax assets and liabilities.

The Company's income tax returns are subject to examination by the appropriate tax jurisdictions. As of August 9, 2023, the Company needs to file federal and state income tax returns for 2020, 2021 and 2022. During 2020, the Company had taxable income primarily as a result of a short-term capital gain of $445,500 on the sale of a joint venture interest. This resulted in taxable income of $155,200 and an unremitted federal income tax liability of $33,180. With accrued penalties and interest through December 31, 2022, the total due the IRS is $46,038. All liabilities, including federal taxes, were indemnified by Goulding as part of the transaction and accordingly a receivable due from the previous owner of the Company has been recorded in other assets. The Company intends to file its 2020 federal tax return and pay the tax due, plus penalties in interest once it has sufficient cash to do so.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenues according to the Financial Accounting Standard Board (“FASB”) Accounting Standard Codification (“ASC 606”) and Accounting Standard Update ASU 2014-09 “Revenues from Contracts with Customers.” Under the 606, revenues are recognized when the customer obtains control of promised goods or services in amounts that reflect the consideration which the entity expected to receive in exchange of goods and service. The Company does not collect sales, value-add and other taxes collected on behalf of third parties. To determine revenue recognition, the Company performs the following five steps: (1) identify the contract with customer; (2) identify the performance obligations in contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligation in the contract; and (5) recognize revenues when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue as a single performance obligation when it transfers its products to customers, being when the goods are shipped and transfers to a buyer and when performance obligation under contracted sales are completed.

F-26

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising and Promotion

All costs associated with advertising and promoting the Company's goods and services are expensed in the period incurred.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to credit risk consist primarily of temporary cash investments and accounts receivable.

The Company maintains its cash balances at a large financial institution. At times such balances may exceed federally insured limits, though the Company has not experienced any losses in any accounts. The Company believes it is not exposed to any significant credit risk on cash and it had no balances in excess of the $250,000 FDIC limit for the years ended December 31, 2022, and 2021.

For the years ended December 31, 2022, and 2021, one customer accounted for 100% and 91% of total revenues earned. As of December 31, 2022, and 2021, there was no accounts receivable due from this customer.

The Company’s sole source of expected future revenue consists of the sale of a single live product which requires substantial care.  Production risks such as weather, disease and other factors could affect the Company’s ability to realize revenue from its inventory stock.

Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 31, 2023, the date the financial statements were issued (See NOTE 7).

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is calculated by using the weighted-average number of common shares outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the dilutive potential shares of common stock had been issued. The dilutive effect of the Company’s restricted stock units is reflected in diluted net loss per share by application of the treasury stock method. The dilutive securities are excluded from the computation of diluted net loss per share when net loss is recorded for the period as their effect would be anti-dilutive.

F-27

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
PROPERTY AND EQUIPMENT
Autos and trucks	$66,845	$66,845
Building and improvements	656,389	656,389
Farm equipment	425,149	425,149
Other equipment	646,066	646,066
	1,794,449	1,794,449
Less accumulated depreciation	(457,920)	(371,971)
	1,336,529	1,422,478
Land	6,126,243	6,126,243
NET PROPERTY AND EQUIPMENT	$7,462,772	$7,548,721

Depreciation expense for the years ending December 31, 2022 and 2021 totaled $85,949 and $98,889, respectively. Amount of depreciation expense in cost of goods sold totaled $84,238 and $84,238 at December 31, 2022 and 2021, respectively.

NOTE 4 – LONG-TERM DEBT

Long-term debt as of December 31, 2022 and 2021, consisted of the following:

	December 31, 2022	December 31, 2021
Note to an entity by the former owner of farm property, interest at 6.00%, due in monthly installments of $38,687 including interest, secured by real property, due in 2039	$4,750,369	$4,829,655

Note to former owner of farm property, interest at 6.00%, due in monthly installments of $1,450, including interest, secured by real property, due in 2023	6,152	15,481

Note to auto financing company, interest rate at 2.9%, due in monthly installments of $719, secured by vehicle, due in 2023	1,410	9,944

Note to a bank, interest at 3.75%, due in monthly installments of $719.02 including interest, secured by real property, due in 2050	150,000	150,000
	4,907,931	5,005,081
Less Current Portion	(326,716)	(208,590)
Net Long Term Debt	$4,581,215	$4,796,491

F-28

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 4 –LONG-TERM DEBT (CONTINUED)

The estimated long-term debt maturities as of December 31, 2022 are as follows:

December 31, 2023	$326,716
December 31, 2024	209,267
December 31, 2025	222,108
December 31, 2026	250,207
December 31, 2027	252,713
Thereafter	3,663,895
$4,907,931

As of December 31, 2022 and 2021, accrued interest of approximately $209,953 and $63,603 has been recorded in accrued interest expense on the balance sheet related to the above outstanding debt.

On December 31, 2022 the Company was in default on the farm property note for the $4,750,369 due to failure to remit timely monthly payments. The lender has not called the loan due and is actively involved with the company on a repayment plan.

NOTE 5 – RELATED PARTY NOTES PAYABLE

As of December 31, 2022 and 2021, notes payable to shareholders are approximately $1,516,025 and $1,419,520, respectively, which accrue interest ranging from 12% to 18% per annum and are due December 31, 2023. Accrued interest expense of approximately $236,917 and $0 as of December 31, 2022 and 2021, respectively has been recorded in accrued interest expense on the balance sheet.

NOTE 6 – INCOME TAX

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be covered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted by the end of the reporting period, and any adjustment to tax payable in respect of previous years.

F-29

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 6 – INCOME TAX (CONTINUED)

In accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, included in ASC Topic 740, Income Taxes, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. There were no uncertain tax positions that required recognition by the Company. As of the date of these consolidated financial statements, the Company’s federal and various state tax returns will generally remain open for the last three years.

The Company’s provision for income taxes attributable to income before income taxes for the period from September 29, 2022 through December 31, 2022 and December 31, 2021, consisted of the following:

	2022	2021
Deferred tax asset related to:
NOL Carryover	$59,323	$-0-
Deferred tax asset (liability) related to:
Property and equipment	(86,260)	-0-
Net deferred tax asset liability	$(26,937)	$-0-

	2022	2021
Current expense
Federal	$-0-	$-0-
State	-0-	-0-
	-0-	-0-
Deferred income tax expense (benefit)	-0-	-0-
Total income tax expense (benefit)	$-0-	$-0-

NOTE 7 – SUBSEQUENT EVENTS

Equity Financing Agreement

On January 20, 2023, the Company entered into an Equity Financing Agreement (“the EFA”) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments, LLC, pursuant to which GHS agreed to purchase up to $10,000,000 in shares of the Company common stock, from time to time over the course of 24 months after effectiveness of a registration statement on Form S-1 of the underlying shares of the Company’s common stock.

F-30

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 7 – SUBSEQUENT EVENTS (CONTINUED)

The EFA grants the Company the right to direct GHS to purchase shares of the Company’s common stock on any business day (a “Put”), provided that at least ten trading days (as defined in the EFA) have passed since the closing of the most recent Put. The purchase price of the shares of common stock contained in a Put shall be 80% of the lowest traded price of the Company common stock during the ten consecutive Trading Days preceding the date of the Put notice. In the event The Company up lists to Nasdaq or an equivalent national exchange, the purchase price will be 90%. No Put will be made in an amount less than $10,000 or greater than $500,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of the Company’s common stock during the ten trading days preceding the Put. In no event is the Company entitled to make a Put or is GHS entitled to purchase and own cumulative shares greater than 4.99% of the Company’s shares of common stock outstanding on such a date. The EFA will terminate upon any of the following events: when GHS has purchased an aggregate of $10,000,000 in the common stock of the Company pursuant to the EFA; or on the date that is 24 months from the date of the EFA.

Actual sales of shares of common stock to GHS under the EFA will depend on a variety of factors, including, the number of public shares the Company has available for trading on the open market (excluding closely held and restricted stock), market conditions, the trading price of the common stock, the number of shares outstanding, and the Company’s determinations as to the appropriate sources of funding for the Company and its operations. The net proceeds under the EFA to us will depend on the frequency and prices at which we sell shares of our stock to GHS.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file the SEC the Registration Statement within 60 calendar days of the date of the Registration Rights Agreement and (ii) have the Registration Statement declared effective by the SEC within 60 calendar days after the date the Registration Statement is filed with the SEC, but in no event more than calendar 120 days after the Registration Statement is filed.

The Company will use the proceeds from the Puts for general corporate and working capital purposes and acquisitions or assets, businesses, or operations or for purposes the Board of Directors deems to be in the best interests of the Company.

Securities Purchase Agreement

On January 20, 2023, The Company entered into a Securities Purchase Agreement with GHS (the “GHS SPA”) pursuant to which 250 shares of Series D Preferred Stock for $250,000 were sold to GHS at a price per share of $1,000. In addition, pursuant to the GHS SPA, the Company issued to GHS warrants to purchase 46,296,296 shares of common stock exercisable at $0.005175 per share and terminating on January 20, 2028.

On April 18, 2023, the Company entered into an Amended Securities Purchase Agreement with GHS (the “Amended SPA”) pursuant to which it sold to GHS 102 shares of Series D Preferred Stock for $102,000 ($1,000 for each share of Series D Preferred Stock). In addition, pursuant to the Amended SPA, the Company issued to GHS warrants to purchase 20,606,061 shares of Common Stock exercisable at $0.00391 per share and terminating on January 20, 2028.

On May 22, 2023, the Company entered into an Amended Securities Purchase Agreement with GHS (the “Amended SPA”) pursuant to which it sold to GHS 192 shares of Series D Preferred Stock for $192,000 ($1,000 for each share of Series D Preferred Stock). In addition, pursuant to the Amended SPA, the Company issued to GHS warrants to purchase 42,666,667 shares of Common Stock exercisable at $0.00345 per share and terminating on January 20, 2028.

F-31

Trans American Aquaculture, Inc.

(Formerly Gold River Productions, Inc.)

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 7 – SUBSEQUENT EVENTS (CONTINUED)

On July 6, 2023, the Company entered into an Amended Securities Purchase Agreement with GHS (the “Amended SPA”) pursuant to which it sold to GHS 96 shares of Series D Preferred Stock for $96,000 ($1,000 for each share of Series D Preferred Stock). In addition, pursuant to the Amended SPA, the Company issued to GHS warrants to purchase 19,047,620 shares of Common Stock exercisable at $0.004025 per share and terminating on January 20, 2028.

In addition, pursuant to the Amended SPA, following the filing a registration statement on Form S-1 with the SEC registering the resale of the maximum aggregate number of shares of common stock issuable pursuant to the conversion of the Series D Preferred Stock and the shares issuable upon the exercise of the warrants issuable under the Amended SPA, upon satisfaction of applicable deliveries and closing conditions GHS agrees to purchase an additional 250 shares of Series D Preferred Stock for an additional $250,000 ($1,000 per share of Series D Preferred Stock) and it will issue to GHS warrants to purchase shares of common stock equal to 50% of the number of shares issuable upon conversion of the shares of Series D Preferred Stock sold to GHS.

Lastly, pursuant to the Amended SPA, following the effectiveness of a registration statement registering this resale of shares of common stock, GHS agrees to purchase an additional 250 shares of Series D Preferred Stock for an additional $250,000 ($1,000 per share of Series D Preferred Stock). Additionally, the Company will issue to GHS warrants to purchase shares of common stock equal to 50% of the number of shares issuable upon conversion of the shares of Series D Preferred Stock sold to GHS, amounting to 23,148,148 shares.

On January 9, 2023, the Company issued 20,000,000 common shares to William Tynan in exchange for services rendered in the amount of $100,000.

NOTE 8 - GOING CONCERN

The Company follows FASB ASU 2014-10 – Development Stage Entities because its principal operations have commenced, but there has been no significant revenue therefrom. To date, the Company's activities since inception have consisted principally of acquiring property, equipment, and other operating assets, raising capital, starting up production, recruiting and training personnel and raising capital. The Company's ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan as well as continuing to develop its brood stock in order to fulfill recently signed contracts. The financial statements do not include any adjustments that might be necessary if the business plan cannot be implemented or if additional capital cannot be raised, either of which could result in the Company not be able to continue as a going concern.

The Company is in the process of raising additional capital to support the completion of the developmental stage activities and ramp up ongoing full shrimp harvest cycles and establish its customer base. Therefore, the Company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company's current technology.

F-32

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13 - Other Expenses of Issuance and Distribution

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the Selling Security Holder) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

Amount to Be Paid
SEC registration fee	$200.87
State filing fees	500.00
Edgarizing costs	500.00
Accounting fees and expenses	1,000.00
Legal fees and expenses	20,000.00
Total	$22,200.87

Item 14 - Indemnification of Directors and Officers

The CBCA generally provides that a corporation may indemnify a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if: the person’s conduct was in good faith; the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and, in the case of any criminal proceeding, the person had no reasonable cause to believe that the person’s conduct was unlawful. The CBCA prohibits such indemnification in a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation, or in connection with any other proceeding in which the person was adjudged liable for having derived an improper personal benefit. The CBCA further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the person in connection with the proceeding. In addition, a director or officer, who is or was a party to a proceeding, may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The CBCA allows a corporation to indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

As permitted by the CBCA, our Articles of Incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the CBCA. In addition, we may also indemnify and advance expenses to an officer who is not a director to a greater extent, not inconsistent with public policy, and if provided for by its bylaws, general or specific action of the Company’s board of director or shareholders.

Section 7-108-402(1) of the CBCA permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director (except for breach of a director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director derived improper personal benefit). Further, Section 7-108-402(2) of the CBCA provides that no director or officer shall be personally liable for any injury to persons or property arising from a tort committed by an employee, unless the director or officer was either personally involved in the situation giving rise to the litigation or committed a criminal offense in connection with such situation.

As permitted by the CBCA, our Articles of Incorporation provide that the personal liability of our directors to the Company or our shareholders is limited to the fullest extent permitted by the CBCA.

II-1

Item 15 - Recent Sales of Unregistered Securities

Common Stock

On March 15, 2021, we issued 115,000,000 shares of Common Stock to Big Hollow Family LLC for services.

On March 17, 2021, we issued 10,000,000 shares of Common Stock to Sam Elias and 30,000,000 shares of Common Stock to Monique Todd for services.

On April 6, 2021, we issued 10,000,000 shares of Common Stock to Bruce I. Bond and 10,000,000 shares of Common Stock to Brenton V. Goulding for services.

On April 7, 2021, we issued 10,000,000 shares of Common Stock to Patricia J. Goulding, 10,000,000 shares of Common Stock to Blane R. Goulding, and 10,000,000 shares of Common Stock to Bryce E. Goulding for services.

On April 7, 2021, we issued 25,000,000 shares of Common Stock to Frederick J Berger for $50,000.

On July 14, 2021, we issued 5,000,000 shares of Common Stock to Danielle T. Morosco for services.

On July 29, 2021, we issued 5,000,000 shares of Common Stock to James D. Wachendorfer for services.

On July 30, 2021, we issued 25,000,000 shares of Common Stock to Michael M. Berkowitz for services.

On August 13, 2021, we issued 4,000,000 shares of Common Stock to Stephen M. Swinson for services.

On August 13, 2021, we issued 7,000,000 shares of Common Stock to Jessica Verville for services.

On December 9, 2021, we issued 10,000,000 shares of Common Stock to Joseph R. Pickrel for services.

On October 28, 2022, we issued 66,316,932 shares of Common Stock to Kenneth Maciora for services.

On December 1, 2022, we issued 748,503 shares of Common Stock to Scott Fetterman for $75.

On January 23, 2023, we issued 20,000,000 shares of Common Stock to William Tynan for services valued at $100,000.

The sales of the securities above were made in reliance on Section 4(a)(2) under the Securities Act and were made without general solicitation or advertising. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. There were no sales commissions paid in connection with the sales of these securities.

II-2

Series C Preferred Stock

On June 6, 2023, we issued an aggregate of 100,000 shares of Series C Preferred Stock to Adam Thomas, Cesar Granda, Luis Arturo Granda Roman, Waleed Kopara, Excellaqua S.A., Javier Eduardo Tandazo, Louis Borrego, Tami Hiraoka, Nech Investments LLC, Peter Borrego, Verduga Regalado Rafael Ernesto Jardines de Puerto Lucia, and Jorge Anibal Bravo as part of the consideration for the reverse merger and the equity exchange.

The sales of the securities above were made in reliance on Section 4(a)(2) under the Securities Act and were made without general solicitation or advertising. The securities offered have not been registered under the Securities Act, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. There were no sales commissions paid in connection with the sales of these securities.

Series D Preferred Stock and Warrants (GHS Securities Purchase Agreements)

On January 20, 2023, we entered into the GHS SPA pursuant to which we sold to GHS 250 shares of Series D Preferred Stock for $250,000 ($1,000 for each share of Series D Preferred Stock). In addition, pursuant to the GHS SPA, we issued to GHS warrants to purchase 46,296,296 shares of Common Stock exercisable at $0.005175 per share and terminating on January 20, 2028.

On April 18, 2023, we entered into the Amended SPA pursuant to which we sold to GHS 102 shares of Series D Preferred Stock for $120,000 ($1,000 for each share of Series D Preferred Stock). In addition, pursuant to the Amended SPA, we issued to GHS warrants to purchase 20,606,061 shares of Common Stock exercisable at $0.00391 per share and terminating on January 20, 2028.

On May 22, 2023, we entered into the May 2023 SPA pursuant to which we sold to GHS 192 shares of Series D Preferred Stock for $184,000 ($1,000 for each share of Series D Preferred Stock and eight commitment shares). In addition, pursuant to the May 2023 SPA, we issued to GHS warrants to purchase 42,666,667 shares of Common Stock exercisable at $0.00345 per share and terminating on May 22, 2028.

On July 6, 2023, we entered into the July 2023 SPA pursuant to which we sold to GHS 100 shares of Series D Preferred Stock for $96,000 ($1,000 for each share of Series D Preferred Stock and four commitment shares). In addition, pursuant to the July 2023 SPA, we issued to GHS warrants to purchase 19,047,620 shares of Common Stock exercisable at $0.004025 per share and terminating on July 6, 2028.

On September 26, 2023, we entered into a Securities Purchase Agreement with GHS (the “September 2023 SPA”) pursuant to which we sold to GHS 151 shares of Series D Preferred Stock for $146,000 ($1,000 for each share of Series D Preferred Stock and five commitment shares). At the initial closing, GHS purchased 76 shares of Series D Preferred Stock and, within 25 calendar days from the initial closing, GHS agreed to purchase 70 shares of Series D Preferred Stock. In addition, pursuant to the September 2023 SPA, we issued to GHS warrants to purchase 14,901,961 shares of Common Stock exercisable at $0.003795 per share and terminating on September 26, 2028. On October 12, 2023, GHS purchased the remaining 70 shares of Series D Preferred Stock under the September 2023 SPA. In addition, pursuant to the September 2023 SPA, we issued to GHS warrants to purchase 14,705,883 shares of Common Stock exercisable at $0.003795 per share and terminating on October 12, 2028.

The sales of Series D Preferred Stock and warrants were made in reliance on Rule 506(b) of Regulation D promulgated under the Securities Act and were made without general solicitation or advertising. The purchaser represented that it was an “accredited investor” with access to information about the Company sufficient to evaluate the investment and that the securities were being acquired without a view to distribution or resale in violation of the Securities Act. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. $10,400 in sales commissions were paid to ICON Capital Group, LLC in connection with the sales of these securities.

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Item 16 - Exhibits

The following exhibits are included with this Registration Statement:

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Certificate of Conversion from a Delaware Corporation to a Non-Delaware Entity dated May 12, 2023	S-1	333-274059	2.1	8/18/23
2.2	Definitive Equity Exchange Agreement dated September 13, 2022 with TAA, the members of TAA, and Adam Thomas	S-1	333-274059	2.2	8/18/23
3.1	Amended and Restated Articles of Incorporation filed September 12, 2022	S-1	333-274059	3.1	8/18/23
3.2	Articles of Amendment filed October 23, 2022	S-1	333-274059	3.2	8/18/23
3.3	Articles of Amendment filed January 20, 2023	S-1	333-274059	3.3	8/18/23
3.4	Articles of Amendment filed May 21, 2023	S-1	333-274059	3.4	8/18/23
3.5	Articles of Amendment filed June 5, 2023	S-1	333-274059	3.5	8/18/23
3.6	Articles of Amendment filed June 8, 2023	S-1	333-274059	3.6	8/18/23
3.7	Articles of Amendment filed July 6, 2023	S-1	333-274059	3.7	8/18/23
3.8	Articles of Amendment filed August 9, 2023	S-1	333-274059	3.8	8/18/23
3.9	Articles of Amendment filed August 9, 2023	S-1	333-274059	3.9	8/18/23
3.10	Articles of Amendment filed September 26, 2023	S-1/A	333-274059	3.10	10/5/23
3.11	Articles of Amendment filed October 22, 2023	S-1/A	333-274059	3.11	12/7/23
3.12	Bylaws	S-1	333-274059	3.10	8/18/23
4.1	Secured Promissory Note Issued to King's Aqua Farm, LLC by TAA on June 15, 2017	S-1	333-274059	4.1	8/18/23
4.2	Addendum to Secured Promissory Note Issued to King’s Aqua Farm, LLC by TAA June 15, 2017	S-1	333-274059	4.2	8/18/23
4.3	Deed of Trust and Security Agreement dated June 15, 2017	S-1	333-274059	4.3	8/18/23
4.4	Unsecured Promissory Note Issued by TAA to Excellaqua, S.A. on October 1, 2021	S-1	333-274059	4.4	8/18/23
4.5	Unsecured Promissory Note Issued by TAA to Luis Arturo Granda Roman on October 1, 2021	S-1	333-274059	4.5	8/18/23
4.6	Unsecured Promissory Note Issued by TAA to Adam Thomas on October 1, 2021	S-1	333-274059	4.6	8/18/23
5.1	Legal Opinion of Business Legal Advisors, LLC					X
10.1	Stock Purchase Agreement dated August 28, 2022 with Adam Thomas and Richard Goulding	S-1	333-274059	10.1	8/18/23
10.2	Assignment of Rights and Assumption of Liabilities Agreement dated August 29 2022 with Richard Goulding	S-1	333-274059	10.2	8/18/23
10.3	Equity Financing Agreement with GHS dated January 20, 2023	S-1	333-274059	10.3	8/18/23
10.4	Registration Rights Agreement with GHS dated January 20, 2023	S-1	333-274059	10.4	8/18/23
10.5	Amended Securities Purchase Agreement dated April 18, 2023 with GHS	S-1	333-274059	10.5	8/18/23
10.6	Securities Purchase Agreement dated May 22, 2023 with GHS	S-1	333-274059	10.6	8/18/23

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10.7	Securities Purchase Agreement dated July 5, 2023 with GHS	S-1	333-274059	10.7	8/18/23
10.8	Securities Purchase Agreement dated September 26, 2023 with GHS	S-1/A	333-274059	10.8	10/5/23
10.9	Common Stock Purchase Warrant issued January 20, 2023 to GHS	S-1	333-274059	10.8	8/18/23
10.10	Common Stock Purchase Warrant issued April 18, 2023 to GHS	S-1	333-274059	10.9	8/18/23
10.11	Common Stock Purchase Warrant issued May 22, 2023 to GHS	S-1	333-274059	10.10	8/18/23
10.12	Common Stock Purchase Warrant issued July 5, 2023 to GHS	S-1	333-274059	10.11	8/18/23
10.13	Common Stock Purchase Warrant issued September 26, 2023 to GHS	S-1/A	333-274059	10.13	10/5/23
10.14	Letter Agreement dated November 15, 2022 with ICON Capital Group, LLC	S-1	333-274059	10.12	8/18/23
10.15	Letter Agreement dated November 15, 2022 with ICON Capital Group, LLC (Preferred and Warrants)	S-1	333-274059	10.13	8/18/23
21.1	List of Subsidiaries	S-1	333-274059	21.1	8/18/23
23.1	Consent of Burton McCumber & Longoria, L.L.P., independent registered public accounting firm					X
23.2	Consent of Attorney (included in Exhibit 5.1)					--
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted in Inline XBRL, and included in exhibit 101).
107	Filing Fee Table	S-1/A	333-274059	107	12/7/23

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Item 17 - Undertakings

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on February 9, 2024.

TRANS AMERICAN AQUACULTURE, INC.

By:	/s/ Adam Thomas
Adam Thomas
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Date:	February 9, 2024

By:	/s/ Malcolm McNeill
Malcolm McNeill
Fractional Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	February 9, 2024

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Adam Thomas
Adam Thomas, Director, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer)
Date:	February 9, 2024

By:	/s/ Malcolm McNeill
Malcolm McNeill, Fractional Chief Financial Officer and Director (Principal Financial and Accounting Officer)
Date:	February 9, 2024

By:	/s/ Luis Arturo Granda Roman
Luis Arturo Granda Roman, Director
Date:	February 9, 2024

By:	/s/ Bolivar Prieto Torres
Bolivar Prieto Torres, Director
Date:	February 9, 2024

By:	/s/ Jeffery Sedacca
Jeffery Sedacca, Director
Date:	February 9, 2024

By:	/s/ Saleem Elmasri
Saleem Elmasri, Director
Date:	February 9, 2024

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